Execution Version ______________________________________________ STOCK PURCHASE AGREEMENT BETWEEN FORZA INSURANCE HOLDINGS, LLC and AMERICAN COASTAL INSURANCE CORPORATION May 9, 2024 ___________________________ THIS DOCUMENT IS INTENDED SOLELY TO FACILITATE DISCUSSIONS AMONG THE PARTIES. THIS DOCUMENT IS NOT INTENDED TO CREATE NOR WILL IT BE DEEMED TO CREATE A LEGALLY BINDING OR ENFORCEABLE OFFER OR AGREEMENT OF ANY TYPE OR NATURE, UNLESS AND UNTIL AGREED TO AND EXECUTED BY THE PARTIES.

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) dated as of May 9, 2024 (“Effective Date”) is made and entered into by and between Forza Insurance Holdings, LLC, a Delaware limited liability company (the “Purchaser”), and American Coastal Insurance Corporation, a Delaware corporation (the “Seller”) for the purchase of one hundred percent (100%) of the issued and outstanding shares of Interboro Insurance Company, a New York licensed domestic stock insurance company (the “Insurer”). Seller and Purchaser are each hereinafter referred to individually herein as a “Party” and collectively as the “Parties” with reference to the following: WHEREAS, Seller is the sole owner of 100% of the issued and outstanding shares of Insurer, constituting 100 shares of common stock at $300.00 per share par value (the “Shares”); WHEREAS, Insurer is engaged primarily in the business of writing property and casualty insurance in the state of New York; WHEREAS, the Parties intend that Seller shall convey at Closing the Shares in consideration of Purchaser’s delivery of the Purchase Price and other items of consideration stated herein; and WHEREAS, the Parties acknowledge that the closing of the transactions contemplated herein shall be subject to the review and approval of the DFS pursuant to an application under §1506 of the New York Insurance Law to acquire control of a New York domestic insurance company. NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows: ARTICLE I PURCHASE AND SALE OF SHARES AND CLOSING 1.01. Purchase and Sale of the Shares. At the Closing, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, all of the issued and outstanding Shares, free and clear of all Encumbrances (other than any restrictions on subsequent transfer generally imposed on equity securities under securities and insurance Laws or Encumbrances created by or as a result of actions taken by Purchaser or any of its Affiliates), on the terms and subject to the conditions set forth in this Agreement. 1.02. Purchase Price. (a) The aggregate purchase price for the Shares (the “Purchase Price”) shall be equal to the Insurer’s shareholders’ equity (the “Insurer’s Shareholders’ Equity”) calculated as of 12:01 a.m. Eastern Time on the Closing Date (before giving effect to the Closing) prepared in accordance with GAAP and past practices of the Insurer. Seller shall reasonably and in good faith prepare a statement (the “Estimated Equity Statement”) containing an estimated balance sheet of the Insurer as of 12:01 a.m. Eastern Time on the Closing Date (before giving effect to the Closing) prepared in accordance with GAAP and past practices of the Insurer (the “Estimated Closing Balance

2 Sheet”) and setting forth the estimated shareholders’ equity of the Insurer as of 12:01 a.m. Eastern Time on the Closing Date as derived from such Estimated Balance Sheet (the “Estimated Shareholder’s Equity”) and Seller shall deliver such Estimated Equity Statement to Purchaser at least five (5) Business Days prior to Closing. (b) At the Closing, the Purchaser shall pay to Seller and/or as directed in writing by the Seller an amount equal to the Estimated Shareholders’ Equity (the “Estimated Purchase Price”) by wire transfer of immediately available U.S. funds to the account(s) specified in writing at least three (3) Business Days prior to the Closing Date by Seller to Purchaser. (c) As soon as practicable after the Closing Date, but in no event later than thirty (30) Business Days after the Closing Date, Purchaser shall reasonably and in good faith prepare a statement (the “Equity Statement”) containing an actual balance sheet of the Insurer as of 12:01 a.m. Eastern Time on the Closing Date (before giving effect to the Closing) prepared in accordance with GAAP and past practices of the Insurer (the “Closing Balance Sheet”) and setting forth the Insurer’s Shareholders’ Equity as of 12:01 a.m. Eastern Time on the Closing Date as derived from such Closing Balance Sheet. As soon as practicable, but in no event later than fifteen (15) days following the receipt by Seller of the Equity Statement, if Seller has any good faith objections to such Equity Statement and/or any of the attachments thereto or the calculations therein, then Seller shall deliver to Purchaser a detailed written statement (the “Objections Statement”) describing (i) which items on such Equity Statement Seller believes have not been prepared in accordance with this Agreement, (ii) the basis for Seller’s disagreement with the calculation of such items, and (iii) Seller’s proposed dollar amount for each item in dispute. If Seller fails to deliver an Objections Statement within such fifteen (15) day period or Seller otherwise gives written notice to Purchaser that Seller agrees to the applicable Equity Statement, then the Equity Statement shall become final and binding on all Parties. Seller shall be deemed to have accepted and agreed with all amounts and items contained or reflected in the Equity Statement to the extent such amounts or items are not disputed in the Objections Statement. If Seller delivers an Objections Statement within such fifteen (15) day period, then Seller and Purchaser will use commercially reasonable efforts to resolve any such disputes within thirty (30) days (or such longer period as the Parties may agree in writing) after Purchaser has received the Objections Statement (the “Resolution Period”), and any written resolutions by them as to any disputed amounts shall be final, binding and conclusive. If at the end of the Resolution Period there are any matters which remain in dispute, then such amounts or items that remain in dispute will be resolved by a national or regional accounting firm mutually selected within ten (10) days of the expiry of the Resolution Period by Seller and Purchaser (the “Accountants”). The Accountants will prepare and deliver a written report to Purchaser and Seller and will submit a proposed resolution of such unresolved disputes promptly, but in any event within thirty (30) days after the dispute is submitted to the Accountants. The Accountants shall act as an expert to determine, based solely on the provisions of this Section 1.02(c) (in accordance with GAAP and past practices of the Insurer) and the presentations by Seller and Purchaser, and not by independent review, only those issues still in dispute. The Accountants’ determination of such unresolved disputes will be final and binding upon all Parties; provided, however, that no such determination shall be any more favorable to Purchaser than is set forth in the Equity Statement or any more favorable to Seller than is proposed in the Objections Statement. Each Party shall bear its own costs and expenses in connection with the Accountants’ review. Purchaser and Seller shall each be liable for the respective percentage of the aggregate fees and

3 disbursements of the Accountants equal to the proportion of their respective positions that were confirmed or rejected by the Accountants. (d) If the final calculation of the Insurer’s Shareholders’ Equity (as adjusted in accordance with Section 1.02(c)) (the “Final Purchase Price”) exceeds the Estimated Shareholders’ Equity, such excess shall be paid by Purchaser to Seller within three (3) Business Days of such final determination via wire transfer of immediately available funds to the bank account(s) designated in writing by Seller. (e) If the Final Purchase Price is less than the Estimated Shareholders’ Equity, such deficit shall be paid by Seller to Purchaser within three (3) Business Days via wire transfer of immediately available funds to the bank account(s) designated in writing by Purchaser. 1.03. Withholding. Purchaser shall be entitled to deduct and withhold any Taxes required by Law to be deducted or withheld from any payment to Seller hereunder, and any amounts so withheld or deducted shall, to the extent duly and timely remitted to the appropriate Tax Authority, be treated as paid to Seller for all purposes of this Agreement. If Purchaser is required by Law to deduct or withhold any Taxes from any payment to Seller hereunder, Purchaser shall (a) promptly (but no later than ten (10) Business Days before such payment) notify Seller in writing as to the basis for and amount of any such deduction or withholding and (b) reasonably cooperate with Seller (including providing to Seller any appropriate statements, forms or other documents) to reduce or eliminate such deduction or withholding, to the extent permitted by applicable Law. Purchaser shall provide reasonable evidence of the payment of any amounts withheld to the relevant Tax Authority. 1.04. Closing; Closing Deliveries by Seller and Purchaser. (a) Closing. Subject to the terms and conditions of this Agreement, and unless this Agreement is terminated pursuant to the provisions of Article VII, the transactions contemplated by this Agreement shall be consummated (the “Closing”) on the first day of the month that is at least five (5) Business Days after the date that all of the conditions set forth in Article VI have been satisfied or waived by the Party entitled to waive such conditions (except for those conditions which, by their nature, can only be fulfilled at the Closing, but subject to fulfillment of such conditions or the waiver thereof by the Party entitled to waive such conditions), or such other date, or at such other time or place as shall be agreed upon by the Parties. Subject to the terms and conditions of this Agreement, the Closing shall take place by teleconference or through electronic exchange of transaction documents on the Closing Date at such time as shall be mutually determined by the Parties (or if no time is agreed, at 10:00 a.m. Eastern Standard Time). The transactions contemplated by this Agreement shall be deemed to be consummated as of 12:01 a.m. Eastern Standard Time on the date on which the Closing occurs (the “Closing Date”), and all actions taken at the Closing shall be deemed to have occurred simultaneously and shall be deemed effective as of the dates and times specified in this Agreement unless another date or time is specified in another ancillary agreement. (b) Seller’s Closing Deliveries. At the Closing, Seller shall deliver to Purchaser the following:

4 (i) a share certificate or certificates representing the Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer; and (ii) the Transaction Documents and all other agreements, documents, instruments or certificates required to be delivered by Seller at or prior to the Closing pursuant to Section 6.02 of this Agreement. (c) Purchaser’s Closing Deliveries. At the Closing, Purchaser shall deliver to Seller: (i) the Estimated Purchase Price, paid to the Seller in accordance with Section 1.02; and (ii) the Transaction Documents and all other agreements, documents, instruments or certificates required to be delivered by Purchaser at or prior to the Closing pursuant to Section 6.03 of this Agreement. ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER Seller hereby represents and warrants to Purchaser that the statements contained in this Article II are true and correct as of the date of this Agreement, and will be true and correct as of the Closing Date except where a specific date is noted herein, in which case such statements are true and correct as of such date, in each case subject to the disclosure schedules delivered by Seller to Purchaser prior to the execution and delivery of this Agreement (collectively, the “Seller Disclosure Schedule”), as follows: 2.01. Status and Authority of Seller. (a) Seller is a corporation duly organized, validly existing and in good standing under the Laws of the state of its incorporation and has all requisite corporate power and authority to own, license, use, lease and operate its material Assets and Properties and to carry on its business (including the Business) as it is now being conducted in all material respects. (b) Seller has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations and the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the performance by Seller of its obligations and the transactions contemplated by this Agreement have been approved by the board of directors of Seller, and no other corporate or other proceedings on the part of Seller are necessary to authorize the execution and delivery of this Agreement by Seller and the performance by Seller of its obligations and the transactions contemplated by this Agreement. Seller has the right and capacity to (i) make, execute and deliver this Agreement and (ii) perform Seller’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and constitutes the valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar Laws affecting creditors’ rights generally and general principles of equity (whether considered in equity or at Law).

5 (c) The execution and delivery by Seller of this Agreement and the performance by Seller of its obligations and the transactions contemplated by this Agreement does not (i) conflict with or result in a breach of any provision of any certificate of incorporation or bylaws (or similar organizational documents) of Seller or the Insurer, (ii) require any consent of or other action by any Person under, result in a violation or breach of or constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, result in the creation or imposition of an Encumbrance (other than a Permitted Encumbrance) upon any property, assets or rights of Seller or the Insurer pursuant to, or result in the acceleration of or create in any party the right to terminate, modify, cancel, accelerate or result in any other change of any right or obligation or the loss of any benefit under any contract or other instrument of any kind to which Seller or the Insurer is now a party or by which any of their respective properties, assets or rights are bound or any Permit affecting the assets or business of the Insurer or (iii) violate any Law or Order applicable to Seller or the Insurer or any of their respective assets, except in the case of clause (ii) as would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect. (d) Except as set forth in Schedule 2.01(d), no material declaration, filing or registration with, or notice to, or authorization, consent, Order or approval of, any Governmental Authority or other Person is required to be obtained in connection with or as a result of the execution and delivery and performance of this Agreement by Seller or the consummation by Seller of the transactions contemplated by this Agreement. 2.02. Organization of the Insurer and Insurance Licenses. The Insurer has full power and authority to conduct its business as and to the extent now conducted, and to own, use and lease its assets and properties. The Insurer is duly incorporated and licensed as an insurance company operating on an admitted basis in the state of New York and is validly existing and in good standing (or the equivalent thereof) under the Laws of the state of New York. Seller has furnished to Purchaser true and complete copies of the articles of incorporation and the bylaws of the Insurer, as amended, and copies of any certificates of authority of the Insurer in effect as of the date hereof. 2.03. Capitalization of the Insurer. The total authorized capital stock of the Insurer consists solely of the Shares, which consist of one hundred (100) common stock shares at a par value per share of three hundred dollars ($300.00), all of which one hundred (100) shares are currently issued and outstanding. No shares of the Insurer’s authorized capital stock are held in treasury or are reserved for any purpose. All of the Shares are duly authorized, validly issued, fully paid and non-assessable, and the Seller is the owner of all Shares. There are no Options, warrants or other rights, agreements, arrangements or commitments to which the Insurer is a party of any character relating to the issuance of capital stock of, or other equity interest in the Insurer obligating the Insurer to grant, issue, sell or register for sale any shares of the capital stock of, or other equity interests in, the Insurer by sale, lease, license or otherwise. There are no obligations, contingent or otherwise, of the Insurer to (a) repurchase, redeem or otherwise acquire any shares of the Insurer’s authorized capital stock or (b) provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise) or provide any guarantee with respect to the obligations of any other Person, other than Insurance Contracts issued by the Insurer in the normal course of its business. As of the Effective Date and Closing Date, Seller’s ownership of the Shares is, and will be, free and clear of all Encumbrances (other than any restrictions on subsequent

6 transfer generally imposed on equity securities under securities and insurance Laws or Encumbrances created by or as a result of actions taken by Purchaser or any of its Affiliates). 2.04. Subsidiaries. The Insurer does not hold or beneficially own any direct or indirect controlling interest in any Person (whether it be common or preferred stock or any comparable ownership interest in any Person that is not a corporation), other than (a) with respect to investments set forth on Schedule 2.04 or (b) as part of its investment portfolio. 2.05. Financial Statements. (a) Complete copies of the audited Statutory Statements of admitted assets, liabilities, and capital and surplus of the Insurer as of December 31 in each of the years ending 2023, 2022 and 2021, and the related statements of operations, changes in capital and surplus, and cash flows for the years then ended on such dates (each of the foregoing financial statements, including the notes thereto, are referred to collectively as the “Annual Financial Statements” or the “Financial Statements”) have been made available by Seller to the Purchaser. The Financial Statements have been prepared in accordance with SAP applied on a consistent basis throughout the periods involved. The Financial Statements are based on the Books and Records of the Insurer, and fairly present in all material respects the statutory financial condition of the Insurer as of the respective dates they were prepared and the results of their operations and their cash flows for each of the periods indicated. (b) Seller has made available to Purchaser complete and correct copies of the annual statements of the Insurer filed with DFS for the years 2023, 2022 and 2021, together with all exhibits and schedules thereto (the “Annual Regulatory Statements” or the “Regulatory Statements”). The Regulatory Statements of the Insurer have been prepared in accordance with SAP throughout the periods involved and in accordance with the Books and Records of the Insurer, except as expressly set forth or disclosed in the notes, exhibits or schedules thereto. The Regulatory Statements fairly present in all material respects the statutory assets, liabilities and capital and surplus of the Insurer, as of the dates thereof, and the results of its operations, changes in surplus and cash flows for each of the periods indicated in accordance with SAP, applied consistently with past practice. There are no permitted practices used by the Insurer in the preparation of the Financial Statements or the Regulatory Statements. Since January 1, 2020 to the date hereof, no material deficiency has been asserted by any Governmental Authority with respect to any of the Regulatory Statements that has not been resolved to the satisfaction of the applicable Governmental Authority. (c) Except as set forth on Schedule 2.05(c), the Insurer maintains internal accounting controls consistent with industry standards for similarly situated insurers to provide reasonable assurance that (i) all material transactions are executed with management’s authorization and (ii) all material transactions are recorded as necessary to permit preparation of the financial statements of the Insurer in accordance with GAAP or SAP, as applicable, and to maintain accountability for such assets. As of the date of this Agreement, (x) there are no material deficiencies in the design or operation of the Insurer’s internal controls over financial reporting that could reasonably be expected to adversely affect in any material respect the Insurer’s ability to record, process, summarize and report financial data or material weaknesses in internal controls over financial reporting, and (y) to the Seller’s Knowledge, there has been no material violation of

7 accounting rules and practices that involved any employee of the Insurer who has a significant role in the Insurer’s internal controls over financial reporting. (d) The Books and Records of the Insurer have been maintained in all material respects in compliance with all applicable Laws and consistent with industry standards for similarly situated insurers. 2.06. Undisclosed Liabilities. As of the date hereof, there are no debts or liabilities, whether accrued or fixed, absolute or contingent, matured or unmatured, of the Insurer, of the type required to be disclosed in a balance sheet of the Insurer prepared in accordance with SAP, other than (a) any such debts or liabilities reflected or accrued in, or disclosed in the notes to, the Financial Statements or Statutory Statements, (b) debts and liabilities that have arisen after the date of the Financial Statements and Statutory Statements in the ordinary course of business, (c) debts and liabilities that are described in Schedule 2.06 and/or (d) liabilities on policies of insurance issued by the Insurer and other liabilities incurred in the normal course of business. 2.07. Taxes. (a) Except as set forth on Schedule 2.07(a): (i) The Insurer has duly filed all income and other material Tax Returns required to be filed by the Insurer and all such Tax Returns are true, correct and complete, and all material Taxes (whether or not shown on any Tax Return) due in connection with such Tax Returns or otherwise due with respect to the Insurer have been timely paid in full. In addition, the Seller has duly filed all income and other material Tax Returns of which the Insurer is a member of the consolidated, combined or unitary group, and all such Tax Returns are true, correct and complete, and all material Taxes (whether or not shown on any Tax Return) due in connection with such Tax Returns or otherwise due with respect to the Insurer have been timely paid in full. No claim has ever been made in writing by a Governmental Authority in a jurisdiction where the Insurer does not file Tax Returns that it is or may be subject to material taxation by that jurisdiction. The Insurer is not currently the beneficiary of any extension of time within which to file any material Tax Return, and no such request for an extension has been filed or is currently pending. (ii) There is no audit or other Action or unresolved claim for assessment or collection, ongoing or pending or, to the Seller’s Knowledge, threatened in writing, by, or present dispute with, a taxing authority for assessment or collection from the Insurer of any material Taxes of any nature (or Seller with respect to Tax matters relating materially to the Insurer). No Governmental Authority has asserted in writing any deficiency, claim or issue with respect to material Taxes or any adjustment to material Taxes against the Insurer with respect to any taxable period which has not previously been paid. (iii) The Insurer has not entered into a written agreement or waiver extending any statute of limitations relating to the payment or collection of any material Taxes of the Insurer that has not expired. (b) The Insurer has complied in all material respects with all applicable Laws relating to the payment and withholding of all Taxes that the Insurer has been required to collect or

8 withhold and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable Laws, and the Insurer has complied with all material reporting and recordkeeping requirements under applicable Law related thereto. (c) As of the Closing, the Insurer will not own, directly or indirectly, any interest in any entity classified as a partnership for United States federal income Tax purposes. (d) There are no Liens for Taxes upon the Assets and Properties of the Insurer except Liens for current Taxes not yet due or payable or Liens imposed for nonpayment of Taxes which are being contested in good faith by appropriate proceedings and, in each case which are disclosed on Schedule 2.07(a) and are sufficiently accrued or reserved against in the Statutory Statements. (e) The Insurer is not a party to any Tax allocation, sharing, indemnity or reimbursement Contract (other than customary Contracts the primary subject matter of which is not Taxes). The Insurer is not liable for the Taxes of any other Person as a transferee or successor. (f) For U.S. federal income Tax purposes, the Insurer has for the preceding ten (10) year period been treated as a corporation under subchapter C of the Code. (g) The unpaid Taxes of the Insurer for all taxable periods (or portions thereof) ending (A) at the end of the last fiscal quarter preceding the Closing Date did not, as of such date, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet of the Insurer dated as of such date (the “Interim Balance Sheet”) and (B) on or before the Closing Date will not, as of the Closing Date, exceed that reserve as adjusted to reflect the ordinary operations of the Insurer after the date of the Interim Balance Sheet and through the Closing Date in accordance with the past customs and practice of the Insurer in filing its Tax Returns. (h) The Insurer has not entered into any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in a payment of any “excess parachute payments” within the meaning of Section 280G of the Code (without regard to the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code) or an excise Tax to the recipient of such payment pursuant to Section 4999 of the Code. (i) The Insurer has not participated or been a “material advisor” or “promoter” (as those terms are or have been defined in Sections 6111 and 6112 of the Code) in any “listed transaction” within the meaning of Sections 6011, 6662A, and 6707A of the Code (or any corresponding or similar provision of applicable Tax Law). (j) The Insurer has not within the prior five (5) calendar years constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for Tax-free treatment under Sections 355 or 361 of the Code. (k) The Insurer is not subject to Tax in any country other than the United States by virtue of having a permanent establishment or other place of business or having engaged in a trade or business or branch operations in such non-U.S. country.

9 (l) The Insurer is not a party to or subject to (i) any “closing agreement” as defined in Section 7121 of the Code or any similar or predecessor provision thereof under the Code or other applicable Tax Law that governs, controls or otherwise relates to any open Tax period or (ii) any issued, requested, or otherwise outstanding private letter rulings, technical advice memoranda or similar agreements or rulings, in each case that relates to material Taxes of the Insurer. (m) Nothing in this Section 2.07 or otherwise in this Agreement shall be construed as a representation or warranty with respect to any Tax position that Purchaser and its Affiliates (including the Insurer after the Closing) may take in or in respect of a taxable period (or portion thereof) beginning on or after the Closing Date. (n) The Seller has delivered to the Purchaser correct and complete copies of all federal and state income Tax Returns described in Section 2.07(a)(i), examination reports, and statements of deficiencies assessed against or agreed to by or on behalf of the Insurer since January 1, 2021. 2.08. Legal Proceedings. Except (a) for litigation with respect to claims pursuant to Insurance Contracts issued by the Insurer disclosed on Schedule 2.08(a), or (b) as disclosed in Schedule 2.08(b), as of the date hereof there (i) are no pending or, to the Knowledge of Seller, threatened, Actions, outstanding Orders and no unsatisfied judgments, penalties or awards against or otherwise affecting the Insurer or any of its properties, assets or rights and (ii) is not any Action challenging the validity or propriety of, or that have the effect of preventing, materially delaying or making illegal or otherwise interfering with any of the transactions contemplated by this Agreement. 2.09. Compliance with Laws. (a) From January 1, 2020 through the date hereof, the Insurer has not violated in any material respect any material requirement of applicable Law in the conduct of its operations. (b) From January 1, 2017 through December 31, 2019, the Insurer has not violated in any material respect any of the New York Laws set forth under the “Violations” section in DFS Consent Order No. 2023-0053-S. 2.10. Real Property. The Insurer does not own any direct, indirect or beneficial interest in any real property. Schedule 2.10 sets forth a true and complete listing, as of the date of this Agreement, of all Leases to which the Insurer is a party. Seller has delivered to Purchaser correct and complete copies of the Leases (as amended or supplemented). Each Lease is legal, valid, binding, in full force and effect, and enforceable in accordance with its respective terms against the Insurer and, to the Knowledge of Seller, against the other parties thereto except as such enforceability may be limited by applicable bankruptcy, insolvency and similar Laws affecting creditors’ rights generally and general principles of equity (whether considered in equity or at Law). 2.11. Contracts. (a) Schedule 2.11(a) sets forth a true and complete list of all of the following Contracts (other than Reinsurance Contracts, which are the subject of Section 2.15) to which the Insurer is a

10 party or by which any of its assets are bound, in each case, that is in effect as of the date hereof (each such contract, together with Reinsurance Contracts, a “Material Contract”): (i) all partnership, joint venture, shareholders’ or other similar Contracts with any Person; (ii) all Contracts with Seller or any Affiliate of Seller; (iii) all Contracts that (A) contain covenants binding upon the Insurer that restrict the ability of the Insurer to compete in any business or in any geographic area, or (B) grant any exclusive rights to make, sell or distribute the Insurer’s products (including lines or specific policy forms of insurance) or services or otherwise prohibit or limit in any material respect the right of the Insurer to develop, manufacture, market, sell or distribute any products or services; (iv) all Contracts under which the Insurer has advanced or loaned any funds or has guaranteed any obligations of another Person; (v) all Contracts (A) involving payments by or to the Insurer in excess of $10,000 during the preceding twelve (12) months and (B) that cannot be cancelled or terminated by the Insurer on less than six (6) months’ notice without penalty, excluding claim payments under Insurance Contracts in accordance with their terms; (vi) all Contracts that are in respect of employment, compensation bonus, retention, severance pay, termination pay, change of control and deferred compensation and other similar Contracts, between the Insurer and any Transferred Employee or consultant or contractor to the Insurer; (vii) any Contract under which any former employee or independent contractor has any ongoing material obligation to the Insurer as of the Effective Date (including, without limitation, any confidentiality, non-competition, non-solicitation or non- interference obligations); (viii) any Contract containing (A) a right of first refusal or right of first offer, right of first negotiation, most-favored-nation or similar right in favor of a Person other than the Insurer or (B) an exclusivity requirement or similar provision binding on the Insurer; (ix) all Contracts that relate to the settlement of any Actions, other than (A) releases immaterial in nature or entered into with former employees or independent contractors of the Insurer in the ordinary course of business in connection with the cessation of such employee’s or independent contractor’s employment with or services to the Insurer, (B) settlement agreements for cash only (which have been paid or accrued for), (C) settlement agreements entered into prior to January 1, 2020 under which the Insurer has no continuing obligations, liabilities or rights (excluding releases) or (D) settlements of claims pursuant to Insurance Contracts issued by the Insurer; (x) any guarantee by Seller or any Affiliate of Seller (other than the Insurer) in favor of or in respect of any obligations of the Insurer;

11 (xi) promissory notes, mortgages, indentures, loan or credit agreements, security agreements and other agreements and instruments or any other debt relating to the borrowing of money or extension of credit to the Insurer or the direct or indirect guarantee by the Insurer of any obligation for borrowed money or other debt of any Person or any other liability of the Insurer in respect of Indebtedness for borrowed money or other debt of any Person, in each case in excess of $100,000; (xii) the in-force Producer Contracts with the twenty-five (25) largest Producers (measured by the aggregate gross written premium of the Business) for the twelve (12) month period ended on the last day of the month before the date of this Agreement; (xiii) any collective bargaining agreement; (xiv) any agreements pursuant to which the Insurer (A) is licensed or otherwise permitted to use any Intellectual Property (excluding licenses for commercially available “off-the-shelf” software licensed to the Insurer for a one-time or annual fee of less than $10,000) and (B) licenses or otherwise permits any Person to use any Intellectual Property owned by the Insurer (other than non-exclusive licenses to suppliers or customers in the ordinary course of business); (xv) any contract or agreement that relates to the acquisition or disposition by the Insurer of any business or operations, capital stock or assets of any Person or any real estate as to which there are any material ongoing obligations of the Insurer; (xvi) any investment advisory agreements or any other contracts relating to investment management, investment advisory or subadvisory services to which the Insurer is a party; (xvii) any third-party administration contracts; (xviii) any Contract that provides for the assumption of any Tax liability of any Person; and (xix) any Contract with a Governmental Authority. (b) As of the date of this Agreement, each Material Contract to which the Insurer is a party is in full force and effect and constitutes a legal, valid, binding agreement, enforceable against the Insurer, and, to the Knowledge of Seller, each other party thereto, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar Laws affecting creditors’ rights generally and general principles of equity (whether considered inequity or at Law). Neither the Insurer nor, to the Knowledge of Seller, any other party to each such contract, is as of the date hereof in material violation or breach of, or in material default under, nor to the Seller’s Knowledge has there occurred as of the date hereof an event or condition that with the passage of time or giving of notice (or both) would constitute a material default under, or permit the termination of, any such contract. Except as set forth on Schedule 2.11(b), as of the date hereof the Insurer has not received written notice of the cancellation or termination of any Material Contract. Except as set forth on Schedule 2.11(b), to the Knowledge of Seller, as of the date hereof no other party to a Material Contract has threatened to cancel or not

12 renew, any Material Contract, whether as a result of the consummation of the transactions contemplated by this Agreement or otherwise. (c) Schedule 2.11(c) sets forth a true and complete list of all in-force Producer Contracts. 2.12. Employment Matters. (a) Schedule 2.12(a) contains a complete and accurate list, as of the date hereof, of all (i) Employees who perform services for the Insurer and all leased employees who perform services for the Insurer persons under a leasing, contract worker, or similar arrangement with a third-party employer, or (ii) as an independent contractor (excluding accounting, tax, and legal service providers), along with, for each Person described in clauses (i) and (ii), such Person’s workplace location, his or her date(s) of hire, position and title, current rate of base salary and target annual bonus or incentive opportunity, whether such Person is classified as exempt or non-exempt, any accrued sick leave and accrued vacation of each such Person as of the Effective Date and whether such Person is absent from active employment and, if so, the date such Person became inactive, the reason for inactive status and, if applicable, the anticipated date of return to active employment. Except as disclosed on Schedule 2.12(a), the Insurer does not have any unsatisfied liability to any previously terminated employee or independent contractor of the Insurer. (b) Since January 1, 2020 to the date hereof, the Insurer has complied in all material respects with all applicable Laws concerning labor and employment and the terms of each applicable employment or services agreement in respect of all of their respective current and former Employees and independent contractors of the Insurer, including without limitation such Laws relating to wages, hours, discrimination in employment, retaliation, worker classification, immigration, tax withholding and reporting, workers’ compensation, unemployment insurance and employment termination. Since January 1, 2020 to the date hereof, to the Knowledge of Seller, the Insurer (i) has not received notice of any actual or alleged violation of any such Law or breach of any such agreement, and there are no grounds therefor, and (ii) has not been subject to or received notice of an audit or investigation by any Governmental Authority relating to any employment- related matter. (c) Except as set forth on Schedule 2.12(c), all employees who work for, or on behalf of, the Insurer, and who will be offered employment by the Purchaser are employees at-will or otherwise employed such that the Insurer may lawfully terminate their employment at any time, with or without cause, without creating any material cause of action against the Insurer or otherwise giving rise to any material liability of the Insurer for wrongful discharge, breach of contract or tort or any other similar cause at Law or in equity. (d) No Transferred Employee is subject to or otherwise bound by any Contract, including any confidentiality, non-competition, non-solicitation, or proprietary rights agreement between such Employee, and any other Person that would prohibit the performance of his or her duties as an employee, director, consultant or independent contractor of the Insurer’s business as currently conducted, or restrict materially the ability of the Insurer to conduct such business in the ordinary course of business.

13 (e) As of the date hereof, the Insurer is not a party to, otherwise bound by, subject to or has any liability with respect to, any collective bargaining agreement, labor union contract or other arrangement or understanding with a labor union or labor organization, and there are no unions or other organizations representing, purporting to represent or attempting to represent any Employees. To the Seller’s Knowledge, as of the date hereof, there are no activities or proceedings of any labor union or other Person to organize any of the Seller’s Employees. As of the date hereof, there is no labor strike, labor dispute, slowdown, work stoppage or lockout pending or, to the Knowledge of Seller, threatened against or affecting the Insurer that would reasonably be expected to result in a material liability to the Insurer. (f) The Insurer has not effectuated a “plant closing” or “mass layoff” as those terms are defined in the WARN Act, affecting in whole or in part any site of employment, facility, operating unit or Employee, without complying with all provisions of the WARN Act, or implemented any early retirement, separation or window program within the twelve (12) months prior to the date of this Agreement, nor has the Insurer announced any such action or program for the future. 2.13. Employee Benefit Plans. (a) Schedule 2.13(a) sets forth a complete and accurate list of all material employee benefit plans as defined in Section 3 of the Employee Retirement Income Security Act of 1974 (93 P.L. 406), as amended (“ERISA”) and any collective bargaining, stock purchase, stock Option, employment compensation, deferred compensation, pension, retirement, post-retirement, employment, consulting, severance, termination, change-in-control, separation, retention, vacation, sickness, life or other insurance, welfare, fringe benefit or incentive bonus contract, agreement, plan, program, policy, payroll practice or arrangement that is sponsored, maintained, administered or contributed to by Seller or by any entity that is (or at any relevant time was) a member of a controlled group of corporations, under common control or in an affiliated service group with the Insurer within the meaning of Section 414(b), (c) or (m) of the Code (each, an “ERISA Affiliate”), excluding the Insurer, or to which the Insurer or any ERISA Affiliate has any obligation to contribute (collectively, the “Employee Plans”). The Insurer does not sponsor, maintain or administer any of the Employee Plans, and, after the Closing, will not have any obligations with respect to any of the Employee Plans, including any defined benefit pension plan. Except as required by Law or the terms of an Employee Plan, as of the date hereof, the Insurer has no plan or commitment to establish any new material Employee Plan or amend in any material respect an existing Employee Plan. (b) Since January 1, 2020 to the date hereof, each Employee Plan in which a Transferred Employee participates has been administered and operated in compliance in all material respects with its terms and with any applicable Law, including the applicable provisions of ERISA and the Code, and, to the Seller’s Knowledge, there is no existing circumstance that could be reasonably expected to cause any failure of such compliance. All contributions, premiums and other payments required to be made with respect to any Transferred Employee to an Employee Plan have been timely made, accrued or reserved for. (c) [Intentionally omitted.]

14 (d) [Intentionally omitted.] (e) Each Employee Plan that is subject to Section 409A of the Code (I.R.C. § 409A) in which a Transferred Employee participates has been operated and administered in compliance with Section 409A of the Code (I.R.C. § 409A). There is no Contract, agreement or plan to which the Insurer is a party or by which it is bound to compensate any Transferred Employee for excise Taxes that may be required pursuant to Section 4999 of the Code (I.R.C. § 4999) or any Taxes required by Section 409A of the Code (I.R.C. § 409A). (f) Except for the defined benefit pension plan previously maintained by the Insurer for which the Insurer does not have any outstanding liabilities, neither the Insurer nor any ERISA Affiliate has ever sponsored, maintained, contributed to or been obligated to sponsor, maintain or contribute to, or has any actual or contingent liability under, any defined benefit plan (as defined in Section 3(35) of ERISA) or any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA), or that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA, and neither the Insurer nor any ERISA Affiliate would reasonably be expected to incur any liability under Title IV of ERISA based on any Employee Plan in effect as of, or terminated prior to, the date hereof. No event has occurred, and no condition exists, that has subjected, or would reasonably be expected to subject, the Insurer to any Tax, fine, Lien, penalty or other liability imposed by ERISA, the Code or any other applicable Law, either directly or by reason of the Insurer’s affiliation with any ERISA Affiliate. (g) The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement (either alone or in conjunction with any other event) will not: (i) result in any material payment or benefit becoming due or payable, or required to be provided, to any Transferred Employee, consultant or independent contractor of the Insurer; (ii) materially increase the amount of, or accelerate the time of payment of, any benefit or compensation payable under any Employee Plan or other employment arrangement to any Transferred Employee; or (iii) result in any violation or breach of or default under, or limit the ability of the Insurer to amend, modify or terminate, any Employee Plan. 2.14. Insurance Policies. The Insurer, Seller or their respective Affiliates maintain commercially reasonable policies of insurance covering the Insurer in a form and amount as is customary for the Insurer’s operations. As of the date hereof, there is no claim pending under any of such policies as to which coverage has been questioned, denied or disputed. To the Seller’s Knowledge, as of the date hereof, there is no threatened termination of, or pending material premium increase with respect to, any such policies. 2.15. Reinsurance Agreements.

15 (a) Schedule 2.15(a) sets forth a complete list of all Reinsurance Contracts in effect as of the date hereof that: (i) has claims outstanding as of the date hereof; or (ii) was entered into within the last three years. (b) All benefits to the Insurer and all amounts owing by the Insurer in respect of the Reinsurance Contracts are accounted for on the Statutory Statements in accordance with SAP. There are no separate written or oral agreements between the Insurer and any assuming reinsurer that would under any circumstances, reduce, limit, mitigate or otherwise affect any actual or potential recoveries by the Insurer under any Reinsurance Contract, other than inuring Contracts that are explicitly defined or otherwise referred to in such Reinsurance Contract. (c) To the Knowledge of Seller, as of the date hereof (i) there has not been any dispute with respect to any material amounts recoverable or payable by the Insurer pursuant to any Reinsurance Contract and (ii) no reinsurer party to a Reinsurance Contract has denied coverage with respect to any current material claim. 2.16. Reserves. (a) Seller has delivered to Purchaser a copy of all material actuarial reports and memoranda prepared by external actuaries with respect to the Insurer’s business since January 1, 2022 (the “Actuarial Memoranda”) and all attachments, addenda, supplements and modifications to the Actuarial Memoranda or such other actuarial reports. (b) The reserves and other liabilities for claims, losses (including, without limitation, incurred but not reported losses), loss adjustment expenses (whether allocated or unallocated) and unearned premiums of the Insurer recorded in the Financial Statements and the Regulatory Statements, as of the respective dates of the Financial Statements and the Regulatory Statements (the “Reserves”) (i) have been computed in accordance in all material respects with presently accepted actuarial standards consistently applied and were fairly stated, (ii) have been based on actuarial assumptions which produced reserves at least as great as those called for in any Insurance Contract provision as to reserve basis and method and are in accordance in all material respects with all other Insurance Contract provisions and (iii) met in all material respects all requirements of applicable Law and regulatory requirements of DFS. Notwithstanding anything to the contrary in this Agreement, Purchaser hereby agrees and acknowledges that Seller makes no representation or warranty with respect to, and nothing contained in this Agreement or in any other agreement, document or instrument to be delivered in connection with the transactions contemplated hereby is intended or shall be construed to be a representation or warranty (express or implied) of Seller for any purpose of this Agreement or any other agreement, document or instrument to be delivered in connection with the transactions contemplated hereby, with respect to (w) the adequacy or sufficiency of the Reserves of the Insurer, (x) the future profitability of the Business, (y) the effect of the adequacy or sufficiency of the Reserves of the Insurer on any “line item” or asset, Liability or equity amount or (z) the collectability of any amounts recoverable under Reinsurance Contracts. Furthermore, Purchaser agrees and acknowledges that no fact, condition, circumstance or event relating to or affecting the development of the Reserves of the Insurer may be used, directly or indirectly, to demonstrate or support the breach of any representation, warranty, covenant or agreement contained in this Agreement or any other agreement, document or instrument to be delivered in connection with the transactions contemplated hereby.

16 2.17. Insurer-Appointed Producers. To Seller’s Knowledge, (a) each appointed Producer of the Insurer at the time such Producer wrote, sold, produced or managed business for the Insurer, was duly licensed (for the type of business written, sold, produced or managed by such producer) in the particular jurisdiction in which such Producer wrote, sold, produced or managed such business for the Insurer, (b) all compensation paid to each such Producer was paid in accordance with applicable Law and Permits in all material respects and (c) no such Producer violated (or with or without notice or lapse of time or both would have violated) any term or provision of any applicable Law or Order applicable to any aspect (including, but not limited to, the marketing, writing, sale, production or management) of the business of the Insurer in all material respects. 2.18. Permits. (a) All material Permits required for the Insurer to conduct its business in the manner conducted as of the date of this Agreement have been obtained by it and are valid and in full force and effect. The Insurer is, and at all times since January 1, 2020, has been, in material compliance with all of the terms and requirements of each such Permit. Schedule 2.18(a) lists each such material Permit and the issuing Governmental Authority. (b) With respect to the Permits of the Insurer, the Insurer has not at any time since January 1, 2020 to the date hereof received any written or, to the Knowledge of Seller, oral notice from any Governmental Authority regarding any actual or proposed revocation, suspension or termination of, or material modification to, any such Permit, in each case other than any such item that has been cured or otherwise resolved to the satisfaction of such Governmental Authority or that is no longer being pursued by such Governmental Authority following a response by the Insurer. The Insurer is not the subject of any regulation, supervision, conservation, rehabilitation, liquidation, receivership, insolvency or other similar proceeding and, to the Knowledge of Seller, no such proceeding is threatened. (c) Since January 1, 2020 to the date hereof, all filings required to be made by the Insurer pursuant to applicable Law to any applicable Governmental Authority were timely filed and were, at the time of filing, true, complete and accurate and in compliance with applicable Law in all material respects. (d) Since January 1, 2020 to the date hereof, no material deficiencies have been asserted by any Governmental Authority with respect to such filings that have not been remedied prior to the date of this Agreement. True and complete copies have been made available to Purchaser of the reports on examinations (or the most recent drafts thereof, to the extent any final reports are not available and such drafts have been provided to the Insurer) reflecting the results of any financial examinations or market-conduct examinations of the Insurer conducted by any Governmental Authority since January 1, 2020. 2.19. Claims Handling. All benefits claimed by any Person under any Insurance Contract issued by the Insurer have, in all material respects, been paid (or a best estimate provision for payment thereof has been made) in accordance with the terms of the Insurance Contract under which they arose, except for any such claim for benefits for which the Companies believe or

17 believed that there is or was a reasonable basis to contest payment and is contesting such claim through appropriate action. 2.20. Insurance Contracts. To the extent required by applicable Law, all policy forms and rates in use by the Insurer, and all endorsements, riders, applications and certificates pertaining thereto, are on forms approved by the applicable Governmental Authority or which have been filed and not objected to by such Governmental Authority within the period provided for objection, in each case except as has not, and would not reasonably be expected to, individually or in the aggregate, result in a material violation of applicable Law by, or a material fine on, the Insurer. 2.21. Broker or Finders. The Insurer has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. 2.22. Privacy and Data Security. (a) Since January 1, 2020 to the date hereof, the Insurer has been in compliance, in all material respects, with all Privacy Laws and with any obligations pursuant to applicable Law to safeguard the privacy of Personal Data that the Insurer collects, uses, transmits or processes through its products or service offerings, including its websites or platforms that it maintains, operates or uses in the ordinary conduct of its business. (b) The Insurer has implemented Privacy and Data Security Policies that are in compliance with applicable Laws in all material respects. To the Seller’s Knowledge, the Insurer has been in compliance with all of its then-applicable Privacy and Data Security Policies since January 1, 2022 in all material respects. (c) As of the date hereof, there is no pending Action against the Insurer initiated by any person or entity or any Governmental Authority, alleging that any Data Activity of the Insurer (i) violates any applicable Privacy Laws, (ii) violates any Privacy Agreements, (iii) violates any Privacy and Data Security Policy or (iv) constitutes an unfair, deceptive or misleading trade practice. (d) The Insurer has adopted mechanisms such as firewall, antivirus protection, web filtering or other functions that are no less rigorous than practices reasonable to the Insurer’s business. 2.23. Intellectual Property. (a) Schedule 2.23(a) lists all Insurer IP Registrations and pending applications as of the Effective Date for Insurer IP Registration. All the Insurer IP Registrations have been duly registered in, filed in or issued by the appropriate Governmental Authority where such registration, filing or issuance is necessary or appropriate for the conduct of the business of the Insurer as presently conducted. Each item of the Insurer IP Registrations is subsisting and, to the Knowledge of Seller, valid and enforceable. (b) The Insurer is the legal and beneficial, and with respect to the Insurer IP Registrations, record, owner of all right, title and interest in and to the Insurer Intellectual Property

18 free and clear of Encumbrances other than Permitted Encumbrances. Since January 1, 2020 to the date hereof, to Seller’s Knowledge, the Insurer has not received any written communication from any Person asserting any ownership interest in any Insurer Intellectual Property. (c) All current and former employees and independent contractors who create or contribute to any portion of, or otherwise would have rights in or to, Insurer Intellectual Property that is material to the conduct of the Business have executed enforceable written agreements that assign to the Insurer all of their rights in and to such Insurer Intellectual Property, or the Insurer owns all such Insurer Intellectual Property pursuant to applicable Law. (d) The Insurer’s rights in the Insurer Intellectual Property are, to the Knowledge of Seller, valid and enforceable. The Insurer has taken reasonable steps to (i) maintain the validity and enforceability of the Insurer Intellectual Property and (ii) protect and preserve the confidentiality of all confidential information and trade secrets used or practiced in the Business. (e) Since January 1, 2020 to the date hereof, to the Seller’s Knowledge, the conduct of the Insurer’s Business has not been and is not infringing, misappropriating, diluting, violating or conflicting with the Intellectual Property of any Person, except for such violations, misappropriations, dilutions, conflicts or infringements that, individually or in the aggregate, have not been and would not reasonably be expected to be material to the conduct of the Business. Since January 1, 2020 to the date hereof, to Seller’s Knowledge, none of the Insurer Intellectual Property has been or is being infringed, misappropriated, diluted, violated or otherwise used or made available for use by any Person without a license or permission from the Insurer. Since January 1, 2020 to the date hereof, to Seller’s Knowledge the Insurer, has not received any written communication alleging that the Insurer infringed, misappropriated, violated, diluted or conflicted with any rights relating to Intellectual Property of any Person. 2.24. No Further Representations or Warranties. Except for the representations and warranties made in this Article II, neither Seller nor any other Person makes any other representation or warranty (express or implied), with respect to Seller or its Affiliates, including their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Purchaser or any of its Affiliates or Representatives of any documents, forecasts or other information with respect to any one or more of the foregoing. ARTICLE III REPRESENTATIONS AND WARRANTIES OF PURCHASER Purchaser hereby represents and warrants to Seller that the following statements are correct on (i) the date hereof and (ii) the Closing Date, as follows: 3.01. Organization; Existence and Authority. (a) Purchaser is a limited liability company, duly organized, validly existing and in good standing under the Laws of Delaware and has all requisite corporate power and authority to own, license, use, lease and operate its Assets and Properties and to carry on its business as it is

19 now being conducted except where the failure to have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (b) Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations and the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the performance by Purchaser of its obligations and the transactions contemplated by this Agreement have been approved by the board of directors of Purchaser. No other corporate or other proceedings on the part of Purchaser are necessary to authorize the execution and delivery of this Agreement by Purchaser and the performance by Purchaser of its obligations and the transactions contemplated by this Agreement. Purchaser has the right and capacity to (i) make, execute and deliver this Agreement and (ii) perform Purchaser’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and constitutes the valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar Laws affecting creditors’ rights generally and general principles of equity (whether considered in equity or at Law). (c) The execution and delivery by Purchaser of this Agreement and the performance by Purchaser of its obligations and the transactions contemplated by this Agreement will not (i) conflict with or result in a breach of any provision of any certificate of incorporation or bylaws (or similar organizational documents) of Purchaser, (ii) require any consent or approval of or other action by any Person under, result in a violation or breach of or constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, result in the creation or imposition of an Encumbrance (other than a Permitted Encumbrance) upon any property, assets or rights of Purchaser pursuant to, or result in the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit under any contract or other instrument of any kind to which Purchaser is now a party or by which any of their respective properties, assets or rights are bound or any Permit affecting the assets or business of the Purchaser or (iii) violate any Law or Order applicable to Purchaser or any of their respective assets. (d) Except as set forth in Schedule 3.01(d) of the Purchaser Disclosure Schedule, no material declaration, filing or registration with, or notice to, or authorization, consent, Order or approval of, any Governmental Authority or other Person is required to be obtained in connection with or as a result of the execution and delivery and performance of this Agreement by Purchaser or the consummation by Purchaser of the transactions contemplated by this Agreement. 3.02. No Conflicts. The execution and delivery by Purchaser of this Agreement does not, and the performance by Purchaser of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not (a) conflict with or result in a violation or breach of, (b) constitute (with or without notice or lapse of time or both) a default under, (c) other than the Governmental Approvals, require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of or (d) result in the creation or imposition of any Encumbrance upon Purchaser or any of its Assets and Properties under, any Contract or License to which Purchaser is a party or by which any of its Assets and Properties is bound.

20 3.03. Investment Intent. Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(a)(11) of the Securities Act) thereof. Purchaser understands that the Shares have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. 3.04. Financial Capacity. (a) Purchaser will have at Closing sufficient available and unencumbered funds to consummate the transactions contemplated by this Agreement and to pay all related fees and expenses required to be paid by it hereunder. Purchaser hereby acknowledges and agrees that its obligations hereunder are not subject to any conditions regarding Purchaser’s or any other Person’s ability to obtain financing for the consummation of the transactions contemplated by this Agreement. (b) Prior to the execution of this Agreement, the Purchaser has provided to the Seller audited financial statements of Purchaser for the year ended December 31, 2023. 3.05. Regulatory Matters. Within the past five (5) years, no Governmental Authority has revoked any license or status held by the Purchaser or any of its Affiliates to conduct insurance operations. Purchaser and each of its Affiliates and each person who controls any of them meet all of the requirements on the part of such respective person or entity set forth by applicable Law (including the Laws of its jurisdiction of formation) in order for all necessary Governmental Approval to be obtained, and there are no facts, events or circumstances involving or relating to the Purchaser or any of its Affiliates or any person who controls any of them that may prevent or materially delay the granting of any such Governmental Approval. 3.06. Financial Statements. Purchaser has delivered to Seller complete and correct copies of Purchaser’s (a) audited balance sheets as of and for the annual period ended December 31, 2023, (b) unaudited balance sheets as of and for the quarter ended March 31, 2024 and (c) the related audited and unaudited consolidated statements of income for such periods (collectively, the “Purchaser Financial Statements”). Each of the Purchaser Financial Statements has been prepared in accordance with GAAP (subject to the omission of notes and normal year-end adjustments in the case of the unaudited statements) and in conformity with the practices consistently applied by Purchaser and presents fairly, in all material respects, the financial position and results of operations of Purchaser as at the respective dates and for the respective periods indicated. 3.07. Non-Reliance by Purchaser. (a) Purchaser has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by Seller, the Insurer or their respective Affiliates or Representatives that are not expressly set forth in Article II, whether or not any such representations, warranties or statements were made in writing or orally. (b) Purchaser agrees and acknowledges that, without limiting the foregoing, none of the Insurer, Seller or their Affiliates or Representatives makes, will make or has made any representation or warranty, express or implied, as to the prospects of the Insurer or its profitability

21 for Purchaser, or with respect to any forecasts, projections or business plans made available to Purchaser or any other Person (including Purchaser’s Affiliates or Representatives) in connection with Purchaser’s review of the Insurer and the Business. In addition, except as otherwise set forth herein, including the Seller Disclosure Schedule, any estimates, projections and predictions contained or referred to in the materials that have been provided or made available to Purchaser by or on behalf of Seller, including any confidential information memorandum, the actuarial reports or any other communication by or on behalf of Seller or the Insurer, any virtual data room made available to Purchaser, its Affiliates or its Representatives and all management presentations established or provided in connection with the transactions contemplated by this Agreement, (i) are not and shall not be deemed to be representations or warranties of Seller or any of its Affiliates and (ii) shall not form the basis, in whole or in part, for any claim against Seller or any of its Affiliates. Without limiting the generality of the foregoing, except as expressly set forth in the representations and warranties in Article II, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ANY ASSETS ARE BEING CONVEYED ON AN “AS IS,” “WHERE IS” AND “WITH ALL FAULTS” BASIS AND WITHOUT ANY WARRANTY OF NON-INFRINGEMENT. 3.08. No Further Representations or Warranties. Except for the representations and warranties made in this Article III, neither Purchaser nor any other Person makes any other representation or warranty (express or implied) with respect to Purchaser or its Affiliates, including their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Seller or any of its Affiliates or Representatives of any documents, forecasts or other information with respect to any one or more of the foregoing. ARTICLE IV COVENANTS OF SELLER Seller covenants and agrees with Purchaser that, at all times during the period commencing on the date hereof and ending on the earlier of (i) the Closing Date or (ii) the date on which this Agreement is terminated pursuant to Article VII (such period, the “Post-Signing Period”), Seller will comply with all covenants and provisions of this Article IV, except to the extent Purchaser may otherwise consent in writing. 4.01. Insurance Approvals; Regulatory Communications. (a) Seller shall reasonably cooperate in good faith with Purchaser and use commercially reasonable efforts to promptly gather and supply to Purchaser all reasonably necessary documentation to obtain the approval from DFS of the transactions contemplated hereby, as promptly as practicable, provided that with respect to any confidential, commercially sensitive or privileged information requested by DFS, Seller may submit such information directly to DFS without sharing it with Purchaser. (b) Seller shall consider in good faith any proposed rate and policy form filings proposed by Purchaser for the Insurer and if such rate and policy form filings are reasonably

22 acceptable to the Seller (acting in good faith), then Seller shall file such rate and policy form filings with the DFS and shall cooperate with Purchaser in good faith to seek the approval therefor from the DFS. (c) Other than in the ordinary course of business, Seller shall not participate, agree to participate or permit its Representatives to participate or agree to participate in any meeting (whether in person, teleconference or videoconference) with any Governmental Authority to the extent relating to the matters that are the subject of this Agreement unless, to the extent reasonably practicable, it consults with Purchaser in advance and, to the extent reasonably practicable and permitted by the applicable Governmental Authority, gives Purchaser the reasonable opportunity to attend and participate prior to participating in any meeting with any Governmental Authority in respect of such transactions. 4.02. Notifications. Subject to applicable Laws relating to the sharing of information, Seller shall promptly notify Purchaser of any communication Seller receives from any Governmental Authority relating to the matters that are the subject of this Agreement. During the Post-Signing Period, Seller shall promptly advise Purchaser upon receiving: (a) any written communication from any Governmental Authority or third party whose consent is required for consummation of the transactions contemplated by this Agreement that causes Seller to believe that there is a reasonable likelihood that one or more of the conditions precedent to Closing will not be satisfied; (b) notice from any Governmental Authority or third party alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; or (c) notice of any Action or Order that, if pending on the date of this Agreement, would have been required to be disclosed pursuant to Section 2.08. 4.03. Conduct of Business Prior to the Closing Date. Seller agrees that, except as may be required by this Agreement or as consented to in writing by Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned) or required by the Agreement, Law, court Order, a Governmental Authority or any Contract of the Insurer, during the Post-Signing Period: (a) Seller will cause the Insurer to use commercially reasonable efforts to conduct its business operations in the ordinary course of business and maintain and preserve its business organization and its existing business relationships; and (b) Seller will cause the Insurer not to effect any of the following without the prior written consent of Purchaser (not to be unreasonably withheld, conditioned or delayed): (i) make any change in or amendment to the Insurer’s articles of incorporation or bylaws or other equivalent charter documents, as applicable; (ii) issue or sell, or authorize the issuance or sale of, any shares of the Insurer’s capital stock or any other ownership interests in the Insurer, as applicable, or issue or sell, or authorize the issuance or sale of, any securities convertible into or exchangeable for, or Options, warrants or rights to purchase or subscribe for, or enter into any Contract with respect to the issuance or sale of, any shares of the Insurer’s capital stock or any other ownership interests in the Insurer, as applicable, or effect any recapitalization, reclassification, stock dividend or like change in the capitalization of the Insurer;

23 (iii) acquire any Assets and Properties, or sell, lease or otherwise dispose of any of the Insurer’s Assets and Properties, in each case valued at more than $100,000, other than investment assets acquired or disposed of in the ordinary course; (iv) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (v) except as required by this Agreement, including, but not limited to Section 4.05, amend or terminate any Material Contract, or permit the Insurer to enter into a Material Contract, other than in the ordinary course of business; (vi) incur any Indebtedness for borrowed money or contract for the extension or ability to borrow debt for borrowed money (even if not yet incurred), except in an amount less than $250,000 in the ordinary and usual course of its business and consistent with past practice; (vii) employ any new employees or lease any new employees, other than the Transferred Employees or replacements to Transferred Employees; (viii) waive any rights of any value or cancel or forgive any Indebtedness owed to the Insurer in excess of $250,000 in the aggregate, but in all events in accordance with past practices, except in the ordinary course of business; (ix) except as may be required by any Governmental Authority, or by changes in applicable Law, GAAP or SAP, make any change in the Insurer’s methods, principles and practices of accounting; (x) make any change in the accounting policies applied in the preparation of the Statutory Statements of the Insurer, unless such change is required by a change in SAP; (xi) make any change or allow any Person to make any change with respect to actuarial, claims management or reserving methodologies, in each case, except as may be required to comply with changes in GAAP, SAP or any applicable Law; (xii) subject any of the Insurer’s assets to any Encumbrance (other than any Permitted Encumbrance), except that this does not apply to the Insurer’s issuance of Insurance Contracts or its investment activities in the normal course of its business; (xiii) (A) institute, settle, dismiss or compromise any claims or litigation exceeding $250,000 involving the Insurer, except in the ordinary course of business or (B) pay, discharge, settle or satisfy any claims, Liabilities or obligations (absolute, accrued, contingent or otherwise) in connection with such litigation exceeding $250,000 related to the Insurer, in each case, except in the ordinary course of business; (xiv) increase materially the salary, bonus or other compensation (including any severance, profit sharing, retirement or insurance benefits) payable to any Transferred Employee or the benefits of any Transferred Employee, other than increases in the ordinary course of business and consistent with past practice;

24 (xv) pay, settle or compromise any material Tax audit or liability, amend any material Tax Return, make, change or revoke any material election related to Taxes, change any material taxable period or any material Tax accounting method, enter into any material agreement relating to Taxes with a Tax Authority, consent to any extension or waiver of the limitations period applicable to any material Tax claim or assessment, surrender any right to claim a material Tax refund, offset or other reduction in Tax liability; (xvi) fail to keep, or cause to be kept, all insurance policies in respect of the Insurer in effect as of the date of this Agreement, or commercially reasonable replacements therefor, in full force and effect through the close of business on the Closing Date; (xvii) enter into any lease agreement or acquire any real property other than investment assets acquired or disposed of in the ordinary course; (xviii) liquidate, dissolve or wind up, or otherwise dispose of all or substantially all of its assets (including by way of bulk reinsurance, whether on an indemnity or assumption basis); (xix) consider or adopt a plan of liquidation, dissolution, restructuring, recapitalization, re-domestication or other reorganization; (xx) organize any new company, subsidiary, joint venture, partnership or similar arrangement; (xxi) make any loan, advance or capital contribution to any Person other than investment assets acquired or disposed of in the ordinary course; or (xxii) authorize any of, or commit or agree to take any of, the foregoing actions. 4.04. Investigation by Purchaser. During the Post-Signing Period, Seller, if requested in writing by Purchaser, will provide Purchaser and its Representatives with reasonable access, upon reasonable prior notice and during normal business hours, to Books and Records of the Insurer, but only to the extent that such access does not unreasonably interfere with the business and operations of the Insurer or its Affiliates; provided that Seller shall in no circumstances be required to share information, data or documentation (a) in breach of applicable Law, including, but not limited to, anti-gun jumping rules or (b) containing commercially sensitive, privileged or confidential information. 4.05. Reinsurance. Except as is not and would not be reasonably likely to be material and adverse to the Insurer, during the Post-Signing Period Seller shall cause the Insurer to use commercially reasonable efforts to maintain, at the Insurer’s expense, reinsurance coverage (including, but not limited to property catastrophe reinsurance coverage) in such amounts and covering such risks as Seller reasonably believes to be: (a) necessary to maintain the Insurer’s Demotech rating and (b) consistent with DFS guidance and applicable Law. 4.06. Financial Information. During the Post-Signing Period, Seller shall make available to Purchaser (a) promptly, and in any event within 45 days following the end of each calendar quarter other than the last calendar quarter of any calendar year, the unaudited quarterly

25 Statutory Statements of the Insurer, in each case together with the exhibits, schedules and notes thereto and as filed with DFS and (b) promptly, and in any event within 60 days following the end of any calendar year, the unaudited annual Statutory Statements of the Insurer, together with the exhibits, schedules and notes thereto and as filed with the DFS. 4.07. Further Assurances. Both before and after the Closing, Seller shall cooperate in good faith with Purchaser and shall take all appropriate action and execute such documents, instruments or conveyances of any kind that may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder. ARTICLE V COVENANTS OF PURCHASER Purchaser covenants and agrees with Seller that during the Post-Signing Period, Purchaser will comply with all covenants and provisions of this Article V, except to the extent Seller may otherwise consent in writing. 5.01. Insurance Approvals; Notifications. (a) Purchaser shall (i) promptly (but in no case later than thirty (30) days following the date of this Agreement) prepare and file all necessary documentation to obtain the approval from DFS of the transactions contemplated hereby in accordance with New York Insurance Law §1506 (the “Regulatory Approval,” and such application, hereafter a “1506 Application”), (ii) as soon as practicable, but not later than ninety (90) days following the date of this Agreement, propose to Seller any rate and policy form filings to be made by the Insurer, (iii) promptly (but in no case later than thirty (30) days following the date any rate and form filings are agreed to by Seller and Purchaser), and subject to any instructions provided by DFS, prepare and make such rate and form filings to obtain the approval of DFS therefor (the “Rate and Form Approval”), (iv) use reasonable best efforts to comply with the terms and conditions of the Regulatory Approval and (v) use reasonable best efforts to obtain such Regulatory Approval and Rate and Form Approval as promptly as possible after the date hereof. To the extent DFS requests additional information in connection with the 1506 Application, Purchaser shall submit such additional information as soon as reasonably practicable. (b) Purchaser shall provide Seller a draft of the 1506 Application and any proposed rate and policy form filing in a timely manner and shall consider in good faith the views and comments of Seller in respect of the 1506 Application or rate and policy form filing. Purchaser shall take all actions as may be required or requested by any applicable Governmental Authorities or as may otherwise be necessary in order to obtain any authorization, consent or approval from any Governmental Authority required for the consummation of the transactions contemplated hereunder and to obtain the Rate and Form Approval, including by (i) seeking to prevent the initiation of, and defending any Action challenging this Agreement or the consummation of the transactions contemplated hereby, (ii) the prompt provision to a Governmental Authority of any information and documents requested by such Governmental Authority or that are necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement and (iii) avoiding the entry of, or causing to be lifted or rescinded, any Order, decree or injunction

26 or other action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereunder or adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement. Purchaser shall take no action that can reasonably be expected to have the effect of delaying, impairing or impeding the receipt of any authorization, consent or approval from any Governmental Authority required for the consummation of the transactions contemplated hereunder. (c) Subject to applicable Laws relating to the sharing of information, Purchaser shall promptly notify Seller of any communication Purchaser receives from any Governmental Authority relating to the matters that are the subject of this Agreement. Purchaser shall, except with respect to Purchaser’s Confidential Information: (i) permit Seller to review in advance and consider in good faith the views of Seller in connection with the 1506 Application and any other written communication to any Governmental Authority in connection with the transactions contemplated by this Agreement (including the rate and policy form filing) and (ii) promptly provide Seller or its designated Representatives with copies of all correspondence or communications between Purchaser or any of its Representatives, on the one hand, and any Governmental Authority or members of the staff of any Governmental Authority, on the other hand, in connection with the transactions contemplated by this Agreement (including the rate and policy form filing). Other than matters related solely to Purchaser Confidential Information, Purchaser shall not participate, agree to participate or permit its Representatives to participate in any meeting (whether in person, teleconference or videoconference) with any Governmental Authority to the extent relating to the matters that are the subject of this Agreement unless, to the extent reasonably practicable, it consults with Seller in advance and, to the extent permitted by the applicable Governmental Authority, gives Seller the reasonable opportunity to attend and participate prior to participating in any such meeting with any Governmental Authority in respect of such transactions. (d) During the Post-Signing Period, Purchaser shall promptly advise Seller upon receiving: (i) any communication from any Governmental Authority or third party whose consent is required for consummation of the transactions contemplated by this Agreement that causes Purchaser to believe that there is a reasonable likelihood that one or more of the conditions precedent to Closing will not be satisfied or (ii) notice from any Governmental Authority or third party alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement. (e) On or before June 5, 2024 Purchaser shall deliver to Seller a bank statement showing funds sufficient to consummate the transactions contemplated by this Agreement and to pay all related fees and expenses required to be paid by Purchaser hereunder or in connection herewith. 5.02. Further Assurances. Both before and after the Closing, Purchaser shall cooperate in good faith with Seller and shall take all appropriate action and execute such documents, instruments or conveyances of any kind that may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder. If at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, the proper officers of Purchaser shall take all such necessary action.

27 5.03. Employee Matters. (a) Prior to the Closing, and conditioned on the Closing having occurred, Purchaser or one of its Affiliates shall offer employment (effective as of the Closing Date) to all of the Transferred Employees, at (i) an initial rate of base salary and target annual bonus or incentive opportunity (beginning with the 2023 fiscal year, including for the pre-Closing period) that are no less than the Transferred Employee’s pre-Closing levels, (ii) with Purchaser’s (or, if applicable, its Affiliate’s) health and retirement benefits available to similarly-situated employees of Purchaser and its Affiliates, (iii) a work location that is within fifty (50) miles of the Transferred Employee’s pre-Closing work location and (iv) except as otherwise agreed in writing with a Transferred Employee, any other terms and conditions provided in an offer letter or employment agreement with the Transferred Employee that are in effect as of the Closing (collectively, the “Offer Conditions”). Seller shall cooperate with Purchaser’s (or its Affiliate’s) efforts to employ the Transferred Employees on the Closing Date (but without incurrence of any material cost or expense). In the event that a Transferred Employee accepts Purchaser’s (or its Affiliate’s) offer of employment, the Transferred Employee’s employment with Purchaser shall commence on the Closing Date in accordance with the Offer Conditions on an at-will basis. Purchaser (or, if applicable, its Affiliate) shall maintain the Offer Conditions until the first (1st) anniversary of the Closing Date. As of the Closing, Seller shall not employ any Transferred Employees. (b) Provided that Purchaser (and, as applicable, its Affiliate) complies with its obligations under Section 5.03(a), including the Offer Conditions, (i) Purchaser and its Affiliates shall have no Liability for or to any Transferred Employee who fails to accept Purchaser’s (or its Affiliate’s) offer of employment, and (ii) Seller and its Affiliates shall be solely responsible for all severance and termination costs that become payable to such Transferred Employee solely as a result of this transfer of employment to Purchaser (or its Affiliates). (c) As of the Closing, Seller or one of its Affiliates shall retain the obligation to pay any and all accrued payroll obligations and other employee benefits owed to Transferred Employees for pre-Closing employment or service under the Employee Plans, except as otherwise provided in this Agreement. (d) As of the Closing, Seller shall, or shall cause its Affiliates to, terminate the participation of all Transferred Employees and the Insurer in any Employee Plan, and in no event shall any Transferred Employee be entitled to accrue any compensation or benefits under an Employee Plan with respect to employment or services rendered or compensation paid on or after the Closing. (e) [Intentionally omitted] (f) Purchaser shall, or shall cause its Affiliates, as applicable, to give the Transferred Employees full credit for their service with Seller and its Affiliates for purposes of eligibility, vesting and determination of the level of benefits to the same extent recognized by Seller and its Affiliates immediately prior to the Closing, under any benefit plans made available to employees or officers of Purchaser and its Affiliates in which the Transferred Employee participates following the Closing; provided that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits with respect to the same period of service.

28 (g) As of the Closing, (i) the Insurer shall cease to be named as an insured under the workers’ compensation policies of Seller and its Affiliates with respect to occurrences from and after the Closing, (ii) Purchaser shall cause the Insurer to have workers compensation coverage in respect of such post-Closing occurrences and (iii) Purchaser shall assume and be solely responsible for any claims arising from post-Closing occurrences by or on behalf of Transferred Employees under workers’ compensation policies of Purchaser and its Affiliates. (h) The provisions contained in this Section 5.03 are for the sole benefit of the Parties, and no Transferred Employee or other Person shall be regarded for any purpose as a third-party beneficiary of this Section 5.03. Nothing in this Section 5.03, express or implied, shall be construed or interpreted to create any right, benefit or remedy of any nature whatsoever in any Transferred Employee. ARTICLE VI CONDITIONS 6.01. Conditions to Each Party’s Obligations. The respective obligation of each Party to effect the transactions contemplated in this Agreement is subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions: (a) DFS Consent. Regulatory Approval of the DFS in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained (as the case may be) and shall be in full force and effect. (b) Governmental Orders or Proceedings. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) that is in effect and restrains, prevents, enjoins, makes illegal or otherwise prohibits consummation of the transactions contemplated by this Agreement. 6.02. Conditions to Obligations of Purchaser. The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver in writing by Purchaser at or prior to the Closing of each of the following conditions: (a) Representations. Each of the representations and warranties of Seller set forth in this Agreement shall be true and correct in all respects on and as of the Closing Date with the same force and effect as though made on and as of that date (provided that any such representation and warranty that is specifically made as of a particular date shall be true and correct in all respects as of such specified date), except, in each case, where the failure of such representations and warranties to be so true and correct as of the Closing Date or such other applicable date would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Notwithstanding the foregoing, the representations and warranties of Seller set forth in Sections 2.01(a) (organization, authority of Seller), 2.01(b) (corporate power and authority), 2.01(c)(iii) and 2.03 and the first two sentences of Section 2.02 shall be true and correct on and as of the Closing Date (other than in any respects that are not material) with the same force and effect as though made on and as of that date.

31 (b) by either Party, if the Closing has not occurred within twelve (12) months of the date of this Agreement (or such later date as may be mutually agreed to in writing by the Parties); (c) by Seller, so long as Seller is not then in material breach of any of its representations, covenants or agreements hereunder, if (i) there shall have been a material breach of any representation, covenant or agreement of Purchaser hereunder that would cause any of the conditions set forth in Article VI not to be fulfilled and (ii) such breach shall not have been remedied within thirty (30) days after receipt by Purchaser of notice in writing from Seller specifying the nature of such breach and requesting that such breach be remedied; (d) by Purchaser, so long as Purchaser is not then in material breach of any of its representations, covenants or agreements hereunder, if (i) there shall have been a material breach of any representation, covenant or agreement of Seller hereunder that would cause any of the conditions set forth in Article VI not to be fulfilled and (ii) such breach shall not have been remedied within thirty (30) days after receipt by Seller of notice in writing from Purchaser specifying the nature of such breach and requesting that such breach be remedied; (e) by Purchaser or Seller, if the Regulatory Approval shall have been denied or refused and such denial or refusal shall have become final and non-appealable, provided that the Party seeking to terminate this Agreement pursuant to this Section 7.01(e) shall have used its reasonable best efforts to obtain such approval as required by terms of this agreement; or (f) by Seller, if Purchaser does not deliver the Purchase Price in accordance with Section 1.02. 7.02. Notice of Termination. Any Party desiring to terminate this Agreement pursuant to Section 7.01 shall deliver written notice of such termination to the other Party specifying (a) the provision pursuant to which such termination is being made and (b) in reasonable detail the grounds for such termination. 7.03. Effect of Termination. If this Agreement is duly terminated pursuant to Section 7.01, this Agreement shall become null and void, and there shall be no liability hereunder on the part of either Party, except that Sections 8.02, 10.03, 10.11 and 10.12 shall survive any termination of this Agreement. The termination of this Agreement shall not relieve Purchaser or Seller of Liability as a result of a breach of its obligations hereunder prior to such termination or any Fraud by Purchaser or Seller, as applicable, hereunder. ARTICLE VIII POST-CLOSING COVENANTS 8.01. Further Assurances; Post-Closing Cooperation. (a) From time to time after the Closing, as and when requested by any Party without additional consideration, each of the Parties hereto will (or, if appropriate, cause their Affiliates to) execute and deliver such further documents and instruments and take such other actions as may be necessary to make effective the transactions contemplated by this Agreement. If any Party following the Closing shall have in its possession any asset, property or right that under this

32 Agreement should have been delivered to the other, such Party shall promptly deliver such asset, property or right to the other Party. (b) Purchaser shall preserve for a period of at least seven (7) years from Closing all Books and Records existing at Closing. For seven (7) years following the Closing, upon reasonable written notice, Purchaser will afford Seller and its Representatives, upon reasonable notice (and in any event on seven (7) days’ written notice) (i) such access during normal business hours to books, records and other data and information relating to the Insurer and (ii) the right to make copies and extracts therefrom at the Seller’s cost. (c) On and after the Closing: (i) Seller and its Affiliates will cause each Transferred Employee to cease active participation under all Employee Plans; (ii) Seller or its Affiliates shall pay and satisfy any Liability, Loss or Claim arising from any Employee Plans sponsored, maintained, administered or contributed to by the Insurer prior to the Closing. 8.02. Confidential Information. The Parties acknowledge and agree that the unauthorized disclosure of Confidential Information to a competing business may cause irreparable harm to the non-breaching party. For a period starting on the date hereof and ending two (2) years from the Closing or the termination of this Agreement: (i) Any Confidential Information provided by one Party to the other will be kept confidential and shall not, without the prior written consent of the disclosing party, be disclosed by the receiving party, in any manner whatsoever, in whole or in part, provided that the receiving party may disclose such Confidential Information to its Affiliates, provided, further, that the receiving party shall direct its Affiliates that are not subject to a nondisclosure agreement with confidentiality provisions no less restrictive than those set forth herein to treat the Confidential Information confidentially. The receiving party shall not use Confidential Information for any purpose detrimental to the disclosing party or its Affiliates, directly or indirectly, including for competitive purposes. Nothing in this Agreement shall prohibit any disclosures necessary to perform a Party’s obligations and enforce its rights and remedies under this Agreement. (ii) The receiving party will take all reasonable precautions to safeguard in strictest confidence the Confidential Information, provided that this obligation shall be deemed met where the receiving party uses the same level of precautions it applies to its own Confidential Information. (iii) The receiving party may disclose Confidential Information where requested or required pursuant to applicable Law, any Governmental Authority or by any Order of any court or other judicial authority of competent jurisdiction. In the event that the receiving party becomes legally compelled to disclose any of the Confidential Information, the receiving party will, to the extent legally permissible and reasonably practicable, provide the disclosing party with prompt notice before such Confidential Information is disclosed so that the disclosing party (at its own cost) may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, the receiving party will furnish only that portion of the Confidential Information that they are requested or required to furnish. The receiving party will exercise its commercially

33 reasonable efforts to assist the disclosing party in obtaining a protective order, provided that such actions are at the disclosing party’s sole cost. 8.03. Tax Covenants. (a) Section 338(h)(10) Election. Following the Closing Date, Seller and Purchaser shall make a timely election under Section 338(h)(10) of the Code (and any corresponding election under state, local or foreign applicable Tax Law) with respect to the purchase and sale of the Shares under this Agreement (collectively, the “Section 338(h)(10) Election”), following the procedures set forth in Schedule 8.03(a). Any income, gain, loss, deduction, or other Tax item resulting from the deemed sale of the Insurer’s assets under the Section 338(h)(10) Election shall be included in the Seller Group’s consolidated federal income Tax Return for the consolidated year that ends on the day immediately prior to the Closing Date to the extent required by applicable Tax Law, and Seller shall be responsible for all Taxes imposed on the “old target” (but not the “new target”) as a result of the Section 338(h)(10) Election (the “Section 338(h)(10) Election Taxes”). (b) Tax Refunds. Any Tax refund (including, but not limited to, any Tax refund attributable to any estimated tax payment for any Pre-Effective Period being higher than the actual Tax Liability for such period and any credit of any otherwise payable refund against any Tax liability for any Post-Effective Period and any interest with respect to any such Tax refund or credit) relating to the Insurer for any Pre-Effective Period shall be the property of Seller, and if received by Purchaser or the Insurer, shall be paid over promptly (and in any event within twenty (20) days) to Seller, less any reasonable out-of-pocket expenses incurred in obtaining such refund. In the event that the amount of any Tax reflected as a liability or otherwise as a reduction in the calculation of the Purchase Price pursuant to Section 1.02 exceeds the amount of such Tax required to be paid by the Insurer for the applicable Pre-Effective Period to which such Tax relates (whether as a result of such Tax being less than the amount so reflected in the Purchase Price or as a result of a separate payment of such Tax by Seller or any Affiliate of Seller or otherwise), Purchaser shall promptly pay over to Seller the amount of such excess after determination thereof. (c) Preparation and Filing of Tax Returns; Responsibility for Taxes. (i) Seller Tax Returns. (A) Seller shall be responsible for the preparation and filing of all Tax Returns required to be filed by or with respect to the Insurer on a consolidated, combined, unitary or similar basis with Seller (or any Affiliate of Seller other than the Insurer). Seller shall timely pay or cause to be timely paid all Taxes due with respect to such Tax Returns. (B) Seller shall prepare or cause to be prepared all Tax Returns of the Insurer due before the Closing Date or for any Tax Period ending prior to the Closing Date which are required to be filed (giving effect to any permitted extensions) after the Closing Date (other than any such Tax Returns to which Section 8.03(c)(i)(A) applies). Such Tax Returns shall be prepared in accordance with the past practice of the Insurer, except for the Section 338(h)(10) Election, as otherwise required by applicable Tax Law, or with the prior written consent of

34 Purchaser. Purchaser shall have a reasonable opportunity to review and comment on any such Tax Returns prior to filing and Seller shall consider in good faith such changes to such Tax Returns as are reasonably requested by Purchaser. Seller and Purchaser shall cooperate in good faith with respect to determining and implementing the proper method for signing and timely filing such Tax Returns (taking into account all extensions properly obtained). Purchaser shall, subject to its right to be indemnified for such Taxes pursuant to Section 9.08, timely pay or cause to be timely paid all Taxes due with respect to such Tax Returns. (ii) Purchaser Tax Returns. Purchaser shall prepare or cause to be prepared and timely file or cause the Insurer to timely file all Tax Returns related to Post-Effective Period Taxes and Straddle Period Tax Returns that are due on and after the Closing Date (other than any such returns that are the responsibility of Seller pursuant to Section 8.03(c)(i) above). Such Tax Returns that include Pre-Effective Periods shall be prepared in accordance with this Agreement and past practice of the Insurer except as otherwise required by applicable Tax Law or with the prior written consent of Seller. Seller shall have a reasonable opportunity to review and comment on any Tax Returns (including any amendment to any such Tax Returns) that include Pre-Effective Periods, and Purchaser shall make or cause to be made such changes to such Tax Returns as are reasonably requested by Seller. Purchaser shall, subject to its right to be indemnified for such Taxes pursuant to Section 9.08, timely pay or cause to be timely paid all Taxes due with respect to such Tax Returns. (iii) Straddle Periods. For purposes of allocating any Straddle Period Taxes pursuant to this Agreement, (i) the Taxes for a Straddle Period based on or measured by income or receipts (including insurance premiums) of the Insurer or imposed in connection with any sale or other transfer or assignment of property or any other specifically identifiable transaction or event shall be allocated between the Pre-Effective Period and the Post-Effective Period based on an interim closing of the books as of the end of the day immediately preceding the Closing Date and (ii) other Taxes for a Straddle Period not reasonably allocable pursuant to clause (i) above on a specific identification or interim closing basis shall be allocated based upon a fraction, the numerator of which is the number of days in the Pre-Effective Period or Post-Effective Period included in such Straddle Period, as applicable, and the denominator of which is the number of days in such Straddle Period. Any credits relating to a Straddle Period shall be taken into account as though the relevant taxable period ended on the day immediately preceding the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Insurer. (iv) Except as required by applicable Tax Law, without the prior written consent of Seller (which consent shall not be unreasonably withheld, conditioned or delayed), Purchaser shall not, and shall not permit any of its Affiliates (including, after the Closing, the Insurer) to (A) make, change, revoke, or otherwise modify any election related to Taxes; (B) change or otherwise modify an annual accounting period; (C) file, refile, amend, or otherwise modify (including by way of a carry back of any Tax attributes) any Tax Return (other than the initial filing of Tax Returns in accordance with Sections 8.03(c)(i) and (ii)); (D) enter into any closing agreement or settle any Tax claim or assessment; (E)

35 extend or waive the limitation period applicable to any Tax claim or assessment; (F) surrender any right to claim a refund of Taxes; or (G) make any voluntary disclosure, or enter into any voluntary disclosure program or agreement, in each case, with respect to the Insurer relating in whole or in part to any Pre-Effective Period. Purchaser shall cause the Insurer to waive any carryback or other use from any taxable period (or portion thereof, determined in accordance with the provisions of Section 8.03(c)(iii)) beginning on and after the Closing Date to any Pre-Effective Period of any net operating loss, Tax credit, or other Tax attribute, to the extent permissible under applicable Tax Law. Notwithstanding any provision of this Agreement to the contrary, Seller shall not be liable or responsible for, nor shall it be required to indemnify Purchaser or the Insurer for, any Taxes arising out of, relating to, or resulting from any transactions or actions engaged in by the Insurer not in the ordinary course of business, not required by this Agreement, and taken solely by or at the direction of Purchaser or any Affiliate of Purchaser that occur on the Closing Date, and Purchaser shall indemnify Seller and hold Seller harmless for any Tax or other Loss arising out of, relating to, or resulting from any such transaction. Without limiting the foregoing, Purchaser and its Affiliates and Seller agree to report all such transactions utilizing the “next day rule” of Treasury Regulations Section 1.1502-76(b)(1)(ii)(B). (d) Tax Contests. (i) The Purchaser or the Seller, as the case may be, shall notify the other Party within twenty days after receipt by such Party or any of its Affiliates of written notice of any pending federal, state, local or foreign Tax audit or examination or notice of deficiency or other adjustment, assessment or redetermination relating to Taxes: (A) for which such other Party or its Affiliates may be responsible under this Agreement, or (B) for a Pre- Effective Period or to a Straddle Period (each, a “Tax Matter”). (ii) The Seller shall have the right to represent the Insurer’s interest in any Tax Matter that relates solely to a Pre-Effective Period, and to employ counsel of its choice at its expense; provided, however, that if such Tax Matter does not relate to any Tax return described in Section 8.03(c)(i)(A) and could reasonably be expected to increase the Tax liability of the Purchaser, the Insurer or the Purchaser’s Affiliates, then (A) the Seller shall keep the Purchaser reasonably informed of material developments with respect to such Tax Matter, (B) the Purchaser may participate in discussions with the relevant Governmental Authority, at the Purchaser’s expense and (C) the Seller shall not settle or compromise any issue in a manner that would reasonably be expected to increase Taxes payable by the Insurer or the Purchaser or any of its Affiliates with respect to the Insurer in any Post- Effective Period without the consent of the Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed. (iii) The Purchaser shall have the right to represent the Insurer’s interest in any Tax Matter: (A) that relates solely to a Post-Effective Period, (B) that relates solely to a Straddle Period, or (C) for which Seller does not assume representation of the Insurer. If such Tax Matter could reasonably be expected to increase the Tax liability of the Seller, then (x) the Purchaser shall keep the Seller reasonably informed of material developments with respect to such Tax Matter, (y) the Seller may participate in discussions with the relevant Governmental Authority, at the Seller’s expense and (z) the Purchaser shall not

36 settle or compromise any issue in a manner that would reasonably be expected to increase Taxes payable by the Seller with respect to the Insurer in any Post-Effective Period without the consent of the Seller, which consent shall not be unreasonably withheld, conditioned or delayed. (e) Tax Record Retention. Seller, Purchaser and the Insurer (and their respective managers, officers, directors, agents, auditors or accountants on their behalf) will not dispose of (other than to Seller in the case of Purchaser and/or the Insurer or to Purchaser in the case of Seller) any books, records, Tax Returns, schedules, work papers, correspondence, or other material documents or information, whether in paper or electronic form, relating to the Taxes of the Insurer for any Pre-Effective Period (“Tax Records”) prior to the expiration of the statute of limitations for such Tax Period. (f) Cooperation. (i) Seller, Purchaser, the Insurer and their managers, officers, directors, and agents will reasonably cooperate fully with each other and each other’s agents, including legal counsel and accounting firms, in connection with Tax matters relating to the Insurer, including without limitation: (A) preparing, signing and filing Tax Returns and reports with respect to the Insurer for any period (including but not limited to the preparation of any Tax package consistent with past practice); (B) determining the Liability and amount of any Taxes due or the right to and amount of any refund of Taxes; (C) examination of Tax Returns; and (D) any administrative or judicial proceeding in respect of Taxes assessed or proposed to be assessed. (ii) Such cooperation will include each Party making all information and documents in its possession relating to the Insurer available to the other Party. (iii) Each of the Parties will also make available to the other Party, as reasonably requested and available, personnel (including officers, directors, employees and agents) responsible for preparing, maintaining, and interpreting information and documents relevant to Taxes, and personnel reasonably required as witnesses or for purposes of providing information or documents in connection with any administrative or judicial proceedings relating to Taxes. (g) Transfer Taxes. Any transfer, documentary, sales, use, stamp, registration and other such Taxes, and any conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement (“Transfer Taxes”) shall be borne one-half by Purchaser and one-half by Seller. Seller and Purchaser shall reasonably cooperate with each other to prepare and timely file any Tax Returns required with respect to any such Transfer Taxes.

37 (h) Miscellaneous Tax Covenants. (i) All Tax sharing agreements or similar agreements between the Insurer and Seller and its Affiliates shall be terminated as of the day immediately prior to the Closing Date and, on and after the Closing Date, the Insurer shall not be bound thereby or have any continuing liability thereunder. (ii) Seller, on the one hand, and Purchaser, on the other, agree to treat all payments made by either of them to or for the benefit of the other under this Agreement as adjustments to the Purchase Price or as capital contributions for Tax purposes and that such treatment shall govern for purposes hereof except to the extent that the applicable Tax Law of a particular jurisdiction provides otherwise. (iii) The rights and obligations of the Parties with respect to indemnification for any and all matters relating to Taxes shall be exclusively governed by this Section 8.03. In case of any inconsistency between Section 8.03, on the one hand, and any provision of Article IX, on the other hand, the provisions of this Section 8.03 shall control over such other provisions with respect to Tax matters. For the avoidance of doubt, the Parties acknowledge that the indemnification limitations set forth in Section 9.04 and Section 9.07 shall not apply with respect to any claims pursuant to this Section 8.03. ARTICLE IX INDEMNIFICATION 9.01. Survival. All representations and warranties respectively made by Seller and Purchaser in this Agreement shall survive the Closing until eighteen (18) months following the Closing Date, other than the representations and warranties set forth in Sections 2.01(a) and 2.01(b) (Status and Authority of Seller); the first two sentences of Section 2.02 (Organization of the Insurer and Insurance Licenses); the first three sentences of Section 2.03 (Capitalization of the Insurer); Section 2.04 (Subsidiaries); Section 2.21 (Brokers and Finders); and Sections 3.01(a) and 3.01(b) (Organization; Existence and Authority) (collectively, the “Fundamental Representations”), which shall survive until the expiration of the applicable statute of limitations period. Each of the covenants and agreements made in this Agreement to be performed prior to the Closing shall survive the Closing for a period of twelve (12) months following the Closing Date (unless the Agreements specified another survival period), and each of the covenants and agreement made in this Agreement to be performed following the Closing shall survive the Closing until they are fully performed or terminated in accordance with their respective terms. 9.02. Indemnification by Seller. Except as set forth in Section 8.03, from and after the Closing, Seller shall defend, indemnify and hold harmless Purchaser (for this purpose, the “Seller Indemnitee”) from and against any and all Losses that constitute, or arise out of or in connection with: (a) any breach of any of Seller’s representations and warranties under Article II; or (b) any breach by Seller in the performance or observance of any of its covenants under this Agreement.

38 9.03. Indemnification by Purchaser. Except as set forth in Section 8.03, from and after the Closing, Purchaser shall defend, indemnify and hold harmless Seller (for this purpose, the “Purchaser Indemnitee”) from and against any and all Losses that constitute, or arise out of or in connection with: (a) any breach of any of Purchaser’s representations and warranties under Article III; or (b) any breach by Purchaser in the performance or observance of any of its covenants under this Agreement. 9.04. Limitation of Liability. (a) Except for: (i) any claim pursuant to Section 8.03 or Section 9.08, (ii) the case of Fraud or intentional breach of a covenant, and (iii) any breach of a Fundamental Representation; no Party will have any liability to indemnify any other Party under this Article IX as it relates to this Agreement for any Losses (x) attributable to any individual claim indemnifiable under Section 9.02(a) or Section 9.03(a), as applicable, unless such Losses exceed $10,000 (and Losses for any individual claim below $10,000 shall be disregarded in determining whether Losses exceed the Basket), (y) until the aggregate amount of all Losses in respect of indemnification under Section 9.02(a) or Section 9.03(a), as applicable exceeds one percent (1%) of the Final Purchase Price (the “Deductible”), in which event the Indemnitor shall be required to pay or be liable for such Losses that are in excess of the Deductible (subject to the Cap) and (y) to the extent the Indemnitor would be required to make indemnification payments under Section 9.02(a) or Section 9.03(a), other than in respect of the Fundamental Representations, in excess of ten percent (10%) of the Final Purchase Price (such amount, as applicable, the “Cap”). Except in the event of indemnification for claims described in Section 9.04(b), in no event shall any Party be required to make indemnification payments under Sections 9.02 and 9.03 in excess of the Final Purchase Price. (b) Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall limit or otherwise affect any Party’s rights or remedies with respect to: (i) indemnification claims for breaches of Section 8.03; (ii) indemnification claims under Section 9.08; or (iii) Fraud or intentional breach of any covenant (it being acknowledged and agreed that in the event any Indemnitee suffers any Losses by reason of a Party’s Fraud or intentional breach of any covenant, such Indemnitee shall be entitled to seek recovery therefor without regard to any limitation set forth in this Agreement (whether a temporal limitation, dollar limitation or otherwise)). (c) For purposes of this Article IX, any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality or Material Adverse Effect qualification (other than in the case where such qualification is used to define or limit the scope of a list of contracts, plans or other similar list contained in the Seller Disclosure Schedule or the Purchaser Disclosure Schedule). 9.05. Representation, Settlement and Cooperation. If any Action is initiated against a Seller Indemnitee or Purchaser Indemnitee (each, an “Indemnitee”) and the Indemnitee intends to seek indemnification from Seller or Purchaser (each, an “Indemnitor”), as applicable, under

39 Section 8.03 or this Article IX on account of the Indemnitee’s involvement in the Action, then the Indemnitee shall give prompt notice to the applicable Indemnitor; provided, however, that the failure to so notify the Indemnitor shall not relieve the Indemnitor of its obligations under this Article IX but instead shall reduce those obligations by the amount of damages or increased costs and expenses attributable to the failure to give notice. Upon receipt of notice of an Action for which indemnification is available under this Article IX, the Indemnitor shall have the right, but not the obligation, to conduct and control, through counsel of its choosing, any third-party Action (a “Third-Party Claim”), and the Indemnitor may compromise or settle the same; provided, however, that the Indemnitor shall give the Indemnitee advance notice of any proposed compromise or settlement, and the Indemnitor shall not compromise or settle any Third-Party Claim without the prior written consent of the Indemnitee (which shall not be unreasonably withheld, conditioned or delayed) unless such compromise or settlement (a) provides for no relief other than the payment of monetary damages borne solely by the Indemnitor, (b) does not include any admission of wrongdoing or violation of Law on the part of the Indemnitee or its Affiliates and (c) includes as an unconditional term thereof the giving by the third-party claimant to the Indemnitee of a release from all Liability in respect thereof. The Indemnitor or Indemnitee, as applicable, may participate in any Action being defended against by the other at its own expense and shall not settle any Action without the prior consent of the other, which consent shall not be unreasonably withheld. The Indemnitor and Indemnitee shall reasonably cooperate with each other in the conduct of any Action. 9.06. Sole and Exclusive Remedy. Except for any equitable remedies that the Parties may pursue; after the Closing, the indemnification under this Article IX shall be the Parties’ sole and exclusive remedy, each against another, with respect to matters arising under this Agreement. The Parties waive and release any other rights, remedies, causes of action or claims of any kind or nature arising under this Agreement. 9.07. Other Limitations on Indemnity. (a) Notwithstanding anything herein to the contrary, Seller shall not be obligated to indemnify for Losses under this Article IX to the extent that such Losses were accrued for or counted as a liability or otherwise taken into account in the calculation of the Final Purchase Price (as such amount is finally determined pursuant to Article I hereof) or was accrued or otherwise reflected in the Financial Statements or Regulatory Statements. (b) Payments by an Indemnitor pursuant to Section 9.02 or Section 9.03 in respect of any Loss shall be reduced by the amount of (i) any Tax Benefit realized as a result of, and as a result of the circumstances giving rise to, such Loss by the Indemnitee or its Affiliates and (ii) any amounts actually recovered by the Indemnitee or any of its Affiliates under insurance policies, indemnities or other reimbursement arrangements with respect to such Losses less the amount of any costs of obtaining such recovery, including any resulting increase in premium or other costs of insurance. If the Indemnitee or any of its Affiliates receives a Tax Benefit after an indemnification payment is made to it that was not taken into account at the time the indemnification payment was made, the Indemnitee shall promptly pay over to the Indemnitor the amount of such Tax Benefit at such time or times as, and to the extent that, such Tax Benefit is realized by the Indemnitee or its Affiliate, but not in excess of the amount of the related indemnification payment. In the event that an insurance or other recovery is made by any

40 Indemnitee or any of its Affiliates with respect to any Loss for which any such person has been indemnified hereunder, then a refund equal to the aggregate amount of the recovery shall be promptly made to the applicable Indemnitor. (c) Seller shall not be liable under this Article IX in respect of any Loss that is contingent unless and until such contingent Loss becomes an actual liability and is due and payable. In no event shall Seller have liability hereunder for any consequential, special, incidental, indirect or punitive damages, lost profits, diminution in value or similar items, except if and to the extent any such damages are recovered against Indemnitee pursuant to a Third-Party Claim. (d) No Indemnitee shall be entitled to recover from any Indemnitor under this Article IX more than once in respect of the same Loss (notwithstanding that such Loss may result from breaches of multiple provisions of this Agreement. (e) The Indemnitees shall procure that all steps are taken and all assistance is given to avoid or mitigate any Losses, which in the absence of mitigation might give rise to or increase a Loss in respect of any claim under this Article IX. In the event an Indemnitee fails to so mitigate an indemnifiable Loss, the Indemnitor shall have no liability for any portion of such Loss that could reasonably have been avoided had the Indemnitee made such efforts. 9.08. Tax Indemnity. Seller will and hereby does indemnify and hold Purchaser, the Insurer, any Affiliate of Purchaser and their respective employees, officers, directors, successors and assigns harmless from and against any Losses resulting from or arising out of: (a) Taxes imposed on the Insurer for any Pre-Effective Period; (b) Taxes of any Person other than the Insurer for which the Insurer is liable by reason of (i) Treasury Regulations Section 1.1502-6 or by any other corresponding or similar state, local or foreign provision, by virtue of having been a member of any affiliated, consolidated, combined, or unitary group prior to the Closing Date or (ii) as a transferee or successor as a result of an event or transaction occurring before the Closing Date; (c) Taxes imposed on the Insurer as a result of any breach of warranty or misrepresentation under Section 2.07 of this Agreement; (d) any Section 338(h)(10) Election Taxes; and (e) Seller’s portion of Transfer Taxes pursuant to Section 8.03(f); except, in the case of any item otherwise described in such clauses (a) through (e) above, to the extent (x) any such Tax is reflected as a liability or otherwise as a reduction in the calculation of the Purchase Price pursuant to Section 1.02, (y) arising out of any matter described in Section 8.03(c)(iv) or (z) arising from the application of sections 13517(c)(3) or 13523(e) of the Tax Cuts and Jobs Act, P.L. No. 115-97. Subject to this Agreement, Purchaser shall be responsible for Taxes imposed on the Insurer allocable to any Post- Effective Period. ARTICLE X GENERAL PROVISIONS 10.01. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally, by email or by facsimile transmission or mailed by registered or certified mail, return receipt requested, to the parties at the following addresses or facsimile numbers:

41 If to Purchaser, to: Forza Insurance Holdings, LLC Travis Lewis, Executive Chairman travis.lewis@forzains.com Three Chasewood 20445 Texas 249 Access Rd Houston, TX 77070 with a copy, which shall not constitute notice, to: Charles R. Welsh ACCEL Law Group P.C. cwelsh@accelcompliance.com 65 LaSalle Road, Suite 400 West Hartford, CT 06107 If to Seller: American Coastal Insurance Corporation Brooke Adler, Esq. badler@amcoastal.com 800 2nd Ave. S. St. Petersburg, FL 33701 with a copy, which shall not constitute notice, to: David Grosgold, Esq. dgrosgold@debevoise.com Debevoise & Plimpton LLP 66 Hudson Boulevard E. New York, New York 10001 All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section 10.01, be deemed given upon delivery, (b) if delivered by mail in the manner described above to the address as provided in this Section 10.01, be deemed given upon receipt (in each case regardless of whether such notice is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section 10.01) and (c) if delivered by email, then it will be deemed to be delivered at the time the email has been sent and, if after 5:00 p.m. Eastern Time, the following Business Day. Any Party from time to time may change its address, facsimile number or other information for the purpose of notices to that Party by giving notice specifying such change to the other Party hereto. 10.02. Entire Agreement. This Agreement supersedes all prior discussions and agreements between the Parties with respect to the subject matter hereof and contains the sole and entire agreement between the Parties hereto with respect to the subject matter hereof. There are no oral agreements or understandings between the Parties regarding this agreement.

42 10.03. Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each Party will pay its own costs and expenses, including legal fees, incurred in connection with the negotiation, execution and Closing of this Agreement and the transactions contemplated hereby. 10.04. Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof; provided that no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative. 10.05. Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each Party hereto (each instance, an “Amendment”). The Purchaser shall provide copies of any Amendments to the DFS for its review and approval. 10.06. No Third-Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each Party hereto and their respective successors or permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person. 10.07. No Assignment. Except as specified herein, neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party hereto without the express consent of the non-assigning party, and any attempt to assign without consent to do so will void this Agreement. 10.08. Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. 10.09. Severability. If any term, provision, agreement, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be illegal, invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible. 10.10. Specific Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached or threatened to be breached, and that an award of money damages would be inadequate in such event. Accordingly, it is acknowledged that the Parties shall be entitled to equitable relief, without proof of actual damages, but subject in all cases to the terms and conditions herein set forth, including an injunction or injunctions or court Orders for specific performance to prevent breaches of this Agreement and to enforce specifically the

43 terms and provisions of this Agreement (including any court Order sought by a Party to cause the other Party to perform its agreements and covenants contained in this Agreement), in addition to any other remedy to which they are entitled at Law or in equity as a remedy for any such breach or threatened breach. Each Party further agrees that no other Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.10, and each Party (a) irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument and (b) shall cooperate fully in any attempt by the other Party or Parties in obtaining such equitable relief. Each Party further agrees that the only permitted objection that it may raise in response to any action for equitable relief is that it contests the existence of a breach or threatened breach of this Agreement. 10.11. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the state of New York applicable to a contract executed and performed in such state without giving effect to the conflicts of laws principles that would result in the application of the Laws of any other jurisdiction. 10.12. Venue; Waiver of Jury Trial. (a) Each of the Parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of state and federal courts of competent jurisdiction for New York County, New York for purposes of enforcing this Agreement. In any such action, suit or other proceeding, each of the Parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise, any claims that it is not subject to the jurisdiction of the above court, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. Each of the Parties hereto also agrees that any unappealable judgment against a Party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such Party and that such award or judgment may be enforced in any court of competent jurisdiction either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment. Without limiting the foregoing, each Party agrees that service of process on such Party by written notice as provided in Section 10.01 shall be deemed effective service of process on such Party. (b) Each of the Parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby. The waivers in Section 10.12(a) and in this Section 10.12(b) shall survive the termination of this Agreement. 10.13. Construction. This Agreement is the result of negotiations between the Parties and their counsel. Accordingly, this Agreement shall not be construed more strongly against any Party regardless of which party is more responsible for its preparation, and any ambiguity that might exist herein shall not be construed against the drafting party. Disclosure of any matter in any section of Seller Disclosure Schedule shall be deemed disclosed for other Sections in this Agreement to the extent the relevance of such disclosure to such other Sections in this Agreement is reasonably apparent on the face of such disclosure. All references to “dollars” or “$” in this

44 Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement. 10.14. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. ARTICLE XI DEFINITIONS As used in this Agreement, the following defined terms shall have the meanings indicated below: “Accountants” has the meaning ascribed to it in Section 1.02(c). “Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at Law or in equity. “Actuarial Memoranda” has the meaning ascribed to it in Section 2.16(a). “Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Person. “Agreement” has the meaning ascribed to it in the preamble to this Agreement. “Amendment” has the meaning ascribed to it in Section 10.05. “Annual Financial Statements” has the meaning ascribed to it in Section 2.05(a). “Annual Regulatory Statements” has the meaning ascribed to it in Section 2.05(b). “Assets and Properties” of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible and wherever situated), operated, owned or leased by such Person. “Basket” has the meaning ascribed to it in Section 9.04. “Books and Records” means all files, documents, instruments, papers, books and records of the Insurer to the extent related to its Business, including, without limitation, financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Material Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans; provided that this shall not include any of the organizational documents, Tax Returns, corporate seals, minute books, Contracts, Licenses, customer lists, computer files and programs, retrieval programs,

45 operating data and plans and environmental studies and plans and other corporate records of the Seller. “Business” means the key business operations of the Insurer of issuing policies of homeowner’s insurance in the state of New York. “Business Day” means a day other than (a) a Saturday, (b) a Sunday or (c) any other day on which commercial banks are required, or authorized, not to open for business in the state of New York. “Cap” has the meaning ascribed to it in Section 9.04. “Closing” has the meaning ascribed to it in Section 1.04(a). “Closing Balance Sheet” has the meaning ascribed to it in Section 1.02(c). “Closing Date” has the meaning ascribed to it in Section 1.04(a). “Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder. “Confidential Information” means non-public, confidential or proprietary information, in whatever form recorded or transmitted, including, but not limited to information concerning Purchaser’s business plans for the Insurer, Seller’s business plans, the terms of the transactions contemplated by this Agreement, any written, oral or other information related to the negotiation hereof and thereof, strategy, customers, prospects, employees, agents, producers, employment and independent contractor agreements, finances, assets, liabilities, internal procedures and related matters, any analyses, compilations, studies, financial information, plans, designs, tax information, contracts, contract language or documents; provided that “Confidential Information” shall not include information (a) that is in, or that becomes publicly available other than as a result of a breach of Section 8.02(i), (b) that was lawfully in or came into the receiving party’s or its Affiliates’ possession, free from any obligation of confidentiality to the disclosing party, (c) that the disclosing party confirms in writing to the receiving party is disclosed on a non-confidential basis or (d) that the receiving party or its Affiliates independently develops. “Contract” means any agreement, lease, evidence of Indebtedness, mortgage, indenture, security agreement or other contract. “Data Activities” means the collection, storage, use, access, disclosure, processing, security and transfer of Personal Data. “Demotech” means Demotech, Inc. “DFS” means the New York Department of Financial Services. “Effective Date” has the meaning ascribed to it in the preamble to this Agreement. “Employee Plans” has the meaning ascribed to it in Section 2.13(a).

46 “Employees” means on any date all officers, directors, managers, consultants and employees of the Insurer who on such date have formerly been or are employed by the Insurer or by any of its Affiliates and whose primary responsibility is the oversight or management of the Insurer’s business, whether actively employed, on approved leave of absence or layoff or on salary continuation, sickness, accident, disability or military leave. “Encumbrance” means any lease, Lien, adverse claim, charge, Option, right of first refusal, servitude, security interest, mortgage, pledge, deed of trust, easement, encumbrance, conditional sale or other title retention agreement, defect in title or other restrictions of a similar kind. “Equity Financing” has the meaning ascribed to it in Section 3.04(b). “Equity Statement” has the meaning ascribed to it in Section 1.02(c). “ERISA” has the meaning ascribed to it in Section 2.13(a). “ERISA Affiliate” has the meaning ascribed to it in Section 2.13(a). “Estimated Closing Balance” has the meaning ascribed to it in Section 1.02(a). “Estimated Equity Statement” has the meaning ascribed to it in Section 1.02(a). “Estimated Shareholders’ Equity” has the meaning ascribed to it in Section 1.02(a). “Estimated Purchase Price” has the meaning ascribed to it in Section 1.02(b). “Estimated Shareholders’ Equity” has the meaning ascribed in Section Error! Reference source not found.. “Final Purchase Price” has the meaning ascribed to it in Section 1.02(d). “Financial Statements” has the meaning ascribed in Section 2.05(a). “Fraud” means an intentional breach of the representations and warranties contained in this Agreement as of the date of this Agreement in circumstances where (a) the Party making the relevant representations and warranties hereunder had actual knowledge that such representations and warranties were incorrect in a material respect as of the date hereof, (b) such Party made such representations and warranties with the specific intent to deceive the other Party and induce the other Party to rely on such representations and warranties to its detriment and (c) the other elements of common law fraud under New York Law are satisfied. “Fundamental Representations” has the meaning ascribed to it in Section 9.01. “GAAP” means generally accepted accounting principles of the United States of America consistently applied, as in effect from time to time. “Governmental Approvals” means any approval or consent required from a Governmental Authority in connection with the change of control of the Insurer as contemplated by this Agreement.

47 “Governmental Authority” means any federal, state or local government or any court of competent jurisdiction, administrative agency or commission or other domestic governmental authority or instrumentality. “Indebtedness” of any Person means all obligations of such Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business and consistent with past practices), (d) under capital leases and (e) in the nature of guarantees of the obligations described in clauses (a) through (d) above of any other Person. “Indemnitee” has the meaning ascribed to it in Section 9.05. “Indemnitor” has the meaning ascribed to it in Section 9.05. “Insurance Contracts” means any and all of the policies, binders, slips, certificates, annuity contracts and other agreements of insurance, whether individual or group, and including all applications, supplements, endorsements, riders and ancillary agreements in connection therewith, issued, assumed or underwritten by the Insurer on or prior to the Closing Date. “Insurer” has the meaning ascribed to it in the preamble to this Agreement. “Insurer Intellectual Property” means all Intellectual Property that is owned by the Insurer. “Insurer IP Registrations” means Insurer Intellectual Property that is subject to any issuance registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including registered trademarks, domain names and copyrights, issued and reissued patents and pending applications for any of the foregoing. “Insurer’s Shareholders’ Equity” has the meaning ascribed to it in Section 1.02(a). “Intellectual Property” means all (a) trademarks, service marks, domain names and other indicia of source or origin, (b) copyrights, (c) patents and (d) trade secrets, and all registrations or applications for registration of the foregoing. “Interim Balance Sheet” has the meaning ascribed to it in Section 2.07(g). “IRS” means the United States Internal Revenue Service. “Knowledge” with respect to the (a) Seller means the actual knowledge of a particular fact or matter of the following individuals: B. Bradford Martz, Peter Resnick and Brooke Adler and (b) Purchaser means the actual knowledge of a particular fact or matter of the following individual: Travis L. Lewis. “Law” or “Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, or any state, county, city or other political subdivision or of any Governmental Authority.

48 “Lease” means any lease, leasehold interest, sublease or license, including any amendment with respect thereto, pursuant to which the Insurer or any of its Affiliates uses or holds any material Leased Real Property used primarily for the benefit of the Insurer. “Leased Real Property” means the real property leased by the Insurer, as tenant, and used to operate the Business, together with all buildings and other structures, facilities or improvements currently located thereon, all fixtures thereto and all easements, licenses, rights and other appurtenances relating to the foregoing. “Liability” or “Liabilities” means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, possible, fixed or otherwise, or whether due or to become due). “Licenses” means all licenses, Permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental Authority. “Lien” means any security interest, pledge, mortgage, lien, charge, restriction or other encumbrance, including any Tax lien (other than a Permitted Encumbrance). “Loss” means any and all liabilities, obligations, claims, contingencies, fines, deficiencies, demands, assessments, losses, damages (but excluding incidental or consequential damages), costs and expenses, including, without limitation, reasonably incurred attorneys’ fees. “Material Adverse Effect” shall mean any state of facts, change, development, event, effect, condition or occurrence that, individually, generally or in the aggregate, has had or could reasonably be expected to (a) have a material adverse effect on any aspect of the business, assets, properties, financial condition or results of operations of the Insurer or (b) prevent the consummation by the Seller of the transactions contemplated by this Agreement; provided, however, that none of the following facts, changes, events, developments, effects, conditions or occurrences, alone or in combination, shall be deemed to constitute, or be taken into account in determining whether there has been or would be, a Material Adverse Effect: (i) business, regulatory or other conditions that generally affect the sector in which the Insurer operates; (ii) general economic conditions, including changes in the credit, debt or financial capital markets, securities markets, currency markets or other financial markets, in each case, in the United States or anywhere else in the world; (iii) any changes in, or actions required to be taken under, applicable Laws; (iv) any global, national or regional political conditions, including hostilities, acts of war, sabotage or terrorism or military actions or any escalation, worsening or diminution of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway; (v) any hurricane, earthquake, flood, tsunami, tornado, mudslide, wildfire or other natural disaster and other force majeure events in the United States or any other country or region in the world; (vi) any outbreak of contagious disease, epidemic or pandemic (including COVID-19) or the continuation, escalation or material worsening thereof, and the responses to the foregoing of any governmental entity; (vii) the failure to achieve any projections, forecasts, estimates, plans, predictions, performance metrics or operating statistics; (viii) the public announcement of the transaction; (ix) compliance with the terms of this Agreement, or any action or omission taken with the consent or at the request of Purchaser; and (x) the effect of any actions taken by Purchaser or its Affiliates.

49 “Material Contract” has the meaning ascribed to it in Section 2.11(a). “Objections Statement” has the meaning ascribed to it in Section 1.02(c). “Offer Conditions” has the meaning ascribed to it in Section 5.03(a). “Option” with respect to any Person means any security, right, subscription, warrant, option or other Contract that gives the right to purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person. “Order” means any writ, judgment, decree, injunction or similar order of any Governmental Authority (in each such case whether preliminary or final). “Pandemic Response Laws” shall mean the Coronavirus Aid, Relief, and Economic Security Act, the Families First Coronavirus Response Act, the COVID-related Tax Relief Act of 2020, and the Presidential Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster (as issued on August 8, 2020 and including any administrative or other guidance published with respect thereto by any Governmental Authority (including IRS Notice 2020-65)). “Party” and “Parties” have the meanings ascribed to them in the preamble of this Agreement. “Permits” means all permits, licenses, authorizations, consents, approvals and franchises from Governmental Authorities required to conduct the Insurer’s Businesses as currently conducted. “Permitted Encumbrances” means: (a) Encumbrances for Taxes or other governmental charges not yet due and payable or that are being contested in good faith and for which adequate accruals or reserves have been established under GAAP or SAP, as applicable; (b) mechanics’, carriers’, warehousemen’s, workers’ and other similar Encumbrances; and (c) easements, rights of way, building, zoning and other similar encumbrances or title defects and that do not materially impair the use of the underlying property in the ordinary course. “Person” means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental Authority. “Personal Data” means all data relating to one or more individuals that is personally identifying, including, without limitation, data that identifies an individual or, in combination with any other information or data available to the Insurer, is capable of identifying an individual. “Post-Effective Period” means, with respect to the Insurer, any Tax Period beginning on and after the Closing Date and the portion of any Straddle Period beginning on the Closing Date. “Pre-Effective Period” means, with respect to the Insurer, any Tax Period ending prior to the Closing Date and the portion of any Straddle Period ending on the Closing Date.

50 “Post-Signing Period” has the meaning ascribed to it in Article IV. “Privacy Agreement” means a contract (or any portion thereof) to which the Insurer is a party that is applicable to Data Activities. “Privacy and Data Security Policies” means, collectively, written policies relating to Data Activities, including, without limitation, a publicly posted website privacy policy, mobile app privacy policy, annual privacy statements required under the Financial Services Modernization Act of 1999, as amended (also known as the Gramm-Leach-Bliley Act) and a comprehensive information security program that includes appropriate written information security policies. “Privacy Laws” means, collectively, all federal, state, local and foreign laws, rules and regulations pertaining to: (a) data security, cyber security and e-commerce, including, without limitation, the Health Insurance Portability and Accountability Act of 1996, Title II, Subtitle F, Sections 261-264, Public Law 104-191 and the Health Information Technology for Economic and Clinical Health Act, as amended, the Fair Credit Reporting Act, 15 U.S.C. 1681 et seq. (including the Fair and Accurate Credit Transactions Act of 2003) and the Financial Services Modernization Act of 1999, as amended (also known as the Gramm-Leach-Bliley Act) and in each case, the rules implemented thereunder; and (b) Data Activities. “Producer” means any producer, broker, agent, general agent, managing general agent, master broker agency, broker general agency, financial specialist or group of the same or other Person responsible for marketing or producing Insurance Contracts on behalf of the Insurer prior to the Closing. “Producer Contract” means any in-force written contract or agreement entered into by the Insurer or any Affiliate with respect to the Business and the solicitation and sale of Insurance Contracts. “Purchase Price” has the meaning ascribed to it in Section 1.02(a). “Purchaser” has the meaning ascribed to it in the preamble of this Agreement. “Purchaser Disclosure Schedule” means the disclosure schedules delivered by the Purchaser to the Seller prior to the execution and delivery of this Agreement. “Purchaser Financial Statements” has the meaning ascribed to it in Section 3.06. “Purchaser Indemnitee” has the meaning ascribed to it in Section 9.03. “Rate and Form Approval” has the meaning ascribed to it in Section 5.01(a). “Regulatory Approval” has the meaning ascribed to it in Section 5.01(a). “Regulatory Statements” has the meaning ascribed to it in Section 2.05(b). “Reinsurance Contracts” means all Contracts, treaties, facultative certificates, policies or other arrangements to which the Insurer is a party or by which the Insurer is bound or subject,

51 providing for ceding or assumption of reinsurance, excess insurance or retrocession, including, without limitation, all reinsurance policies and retrocession agreements, in each case as such Contract, treaty, facultative certificate, policy or other arrangement may have been amended, modified or supplemented irrespective of how such arrangement is accounted for. “Representatives” means the Employees, agents and professional advisers of the relevant Person. “Reserves” has the meaning ascribed to it in Section 2.16(b). “Resolution Period” has the meaning ascribed to it in Section 1.02(c). “SAP” means the statutory accounting principles, procedures and methods prescribed or permitted by the National Association of Insurance Commissioners as modified by the applicable statutes of the state of New York and the regulations and rules of the New York Department of Financial Services, consistently applied. “Section 338(h)(10) Election” has the meaning ascribed to it in Section 8.03. “Section 338(h)(10) Election Taxes” has the meaning ascribed to it in Section 8.03. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Seller” has the meaning ascribed to it in the preamble to this Agreement. “Seller Disclosure Schedule” has the meaning ascribed to it in Article II. “Seller Group” means that group of affiliated companies of which Seller or any Affiliate of Seller (other than the Insurer) is the common parent. “Seller Indemnitee” has the meaning ascribed to it in Section 9.02. “Shares” has the meaning ascribed to it in the recitals to this Agreement. “Statutory Statements” shall mean statements of admitted assets, liabilities and capital and surplus of the Insurer, and the related statements of operations, changes in capital and surplus and cash flows prepared in accordance with SAP. “Straddle Period” means, with respect to the Insurer, any Tax Period that begins prior to and ends on or after the Closing Date. “Tax Authority” means the IRS and any other state, local or foreign Governmental Authority responsible for the administration of any Taxes. “Tax Benefit” means, with respect to any Loss, the net reduction in cash Taxes, if any, actually realized by the Indemnitee or its Affiliates, treating the applicable tax item as the last item used in calculating such net reduction in cash Taxes and taking into account the actual or anticipated receipt of the related indemnity payment.

52 “Tax Matter” has the meaning ascribed to it in 8.03(d)(i). “Tax Period” means, with respect to any Tax, the period for which the Tax is reported as provided under applicable Tax Laws. “Tax Records” has the meaning ascribed to it in Section 8.03. “Tax Returns” means a report, return or other information required to be filed with or furnished to a governmental entity with respect to Taxes. “Tax” or “Taxes” means any federal, foreign, state, county or local taxes, charges, fees, levies or other assessments in the nature of a tax, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any tax liability. “Third-Party Claim” has the meaning ascribed to it in Section 9.05. “Transaction Documents” means this Agreement. “Transfer Taxes” has the meaning ascribed to it in Section 8.03. “Transferred Employees” means each Employee who performs services for the Insurer immediately before the Closing and who is listed on Schedule 5.03 of the Seller Disclosure Schedule, as updated by the Seller, and delivered to the Purchaser, no later than three (3) Business Days prior to the Closing. “Treasury Regulations” means the final or temporary regulations that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code. All citations to the Treasury Regulations shall include any amendments or any substitute or successor provisions thereto. “WARN Act” means the United States Worker Adjustment and Retraining Notification Act of 1988, as amended, and any applicable state or local mass layoff or plant-closing Law. “1506 Application” has the meaning ascribed to it in Section 5.01(a) and shall refer to the application for approval of acquisition of control of the Insurer made to the DFS in accordance with New York Insurance Law Section 1506. [Signature Page Follows]